Hashdex Commodities Trust POS AM

Exhibit 3.1

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

of

HASHDEX COMMODITIES TRUST

Dated as of January 15, 2026

By and Between

HASHDEX ASSET MANAGEMENT LTD.

as Sponsor

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

i

(continued)

ii

(continued)

Exhibit A	Form of Global Certificate	Exhibit A – Page 1
Exhibit B	Form of Authorized Purchaser Agreement	Exhibit B – Page 1
Exhibit C	Form of Instrument Establishing Series or Class	Exhibit C – Page 1

iii

HASHDEX COMMODITIES TRUST

SECOND AMENDED AND RESTATED DECLARATION OF TRUST

AND TRUST AGREEMENT

This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of HASHDEX COMMODITIES TRUST (f/k/a Tidal Commodities Trust I) (the “Trust”) is made and entered into as of the 15th day of January, 2026, by and between HASHDEX ASSET MANAGEMENT LTD., a Cayman Islands investment manager, as sponsor, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Trust was formed on February 10, 2023, as a statutory trust organized in series, pursuant to the Delaware Trust Statute (as defined below), and operated pursuant to a Declaration of Trust and Trust Agreement dated February 10, 2023, between Tidal Investments LLC (f/k/a Toroso Investments, LLC), as sponsor (the “Initial Sponsor”), and the Trustee, as amended and restated on March 10, 2023, and amended on October 21, 2025 (the “Initial Trust Agreement”);

WHEREAS, the Initial Sponsor has resigned as sponsor of the Trust pursuant to the notice of resignation dated October 30, 2025, and has appointed Hashdex Asset Management Ltd. to serve as sponsor of the Trust (the “Sponsor”) to carry on the business of the Trust;

WHEREAS, the Sponsor and the Trustee desire to change the name of the Trust from Tidal Commodities Trust I to Hashdex Commodities Trust, and file a certificate of amendment with the Secretary of State of the State of Delaware; and

WHEREAS, the Sponsor and the Trustee desire to amend and restate the Initial Trust Agreement to revise and/or clarify certain terms and conditions upon which the Trust is administered, as hereinafter provided.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Initial Trust Agreement is amended and restated in its entirety and each party hereby agrees as follows:

ARTICLE I
DEFINITIONS; THE TRUST

Section 1.1   Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 6.1(d).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” of a Person means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Authorized Purchaser Agreement” means an agreement between the Sponsor (on behalf of Trust) and a Participant, and accepted by the Distributor, substantially in the form of Exhibit B hereto, as it may be amended or supplemented from time to time in accordance with its terms.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means, with respect to any property held by a Fund, as of any date of determination, the difference between the book value of such property (as initially determined under Section 6.4(b)(ii) in the case of contributed property, and as adjusted from time to time in accordance with Section 6.1(d)) and the adjusted basis thereof for U.S. federal income tax purposes, as of such date of determination.

“Business Day” means, with respect to the Trustee, each weekday that the Trustee is open, with respect to calculating the Trust’s NAV, any day other than a day when the Exchange is closed for regular trading, and for all other purposes hereunder each weekday on which banks are open in New York, New York.

“Capital Account” shall have the meaning assigned to such term in Section 6.1(a).

“Capital Contribution” means, with respect to any Shareholder of a Fund, the amount of money and the fair market value of any property (other than money) contributed to the Fund by such Shareholder.

“Certificate of Trust” means that certain Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on February 10, 2023, as may be amended from time to time, pursuant to Section 3810 of the Delaware Trust Statute.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Covered Person” means the Trustee, the Sponsor and their respective Affiliates.

“Creation Basket” means a basket of 10,000 Limited Shares of a Fund, or such greater or lesser number of Limited Shares as the Sponsor may determine from time to time for the Fund.

“Creation Basket Deposit” of a Fund means the Deposit made by a Participant in connection with a Purchase Order and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order by (ii) the Net Asset Value Per Basket of a Fund calculated on the Purchase Order Date.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Deliver,” “Delivered” or “Delivery” means, when used with respect to Shares, either (A)   one or more book-entry transfers of such Shares to an account or accounts at the Depository designated by the Person entitled to such delivery for further credit as specified by such Person or (B)  if the Depository ceases to make its book-entry settlement system available for the Shares, execution and delivery at the Trust’s principal office of one or more certificates evidencing those Shares.

“Deposit” means the amount of cash or other property contributed or agreed to be contributed to the Trust by any Participant or by the Sponsor, as applicable, in accordance with Article III hereof.

“Depository” means The Depository Trust Company, New York, New York, or such other depository of Limited Shares as may be selected by the Sponsor as specified herein.

“Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository pursuant to which the Depository will act as securities depository for Limited Shares of each Fund, as the same may be amended or supplemented from time to time.

“Distributor” means Foreside Fund Services, LLC or any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“DTC” shall have the meaning assigned to such term in Section 3.6(b).

“DTC Participants” shall have the meaning assigned to such term in Section 3.6(c).

“Event of Withdrawal” means the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter), or the Sponsor’s voluntary withdrawal as Sponsor in accordance with Section 4.11(a) of this Trust Agreement.

“Exchange” means NYSE Arca, Inc. or, if the Limited Shares of any Fund shall cease to be listed on such exchange and are listed on one or more other exchanges, the exchange on which the Shares of such Fund are principally traded, as determined by the Sponsor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” shall have the meaning assigned to such term in Article X hereof.

“Fund” means a Fund established and designated as a separate series of the Trust as provided in Section 3.2(a).

“Global Security” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit A.

“Indirect Participants” shall have the meaning assigned to such term in Section 3.6 (c).

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service or any successor thereto.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2.

“Limited Shares” means Shares other than Sponsor’s Shares.

“Limited Shareholders” means Shareholders of Limited Shares.

“Net Asset Value” at any time means the total assets in the Trust Estate of a Fund including, but not limited to, all cash and cash equivalents, other debt securities or other property, less total expenses and liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. The amount of any distribution made pursuant to Article VI hereof shall be a liability of such Fund from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Share of a Fund by the number of Shares comprising a Basket at such time.

“Net Asset Value Per Share” means the Net Asset Value of a Fund divided by the number of Shares of a Fund outstanding on the date of calculation.

“Order Cut-Off Time” means such time as disclosed in the Prospectus by which orders for creation or redemption of Baskets must be placed.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(ii).

“Participant” means a Person that is a DTC Participant (as defined in Section 3.6(c)) and has entered into an Authorized Purchaser Agreement that, at the relevant time, is in full force and effect.

“Partnership Representative” means the Sponsor or any successor in its capacity as the “partnership representative” within the meaning of Section 6223 of the Code (as amended by the Bipartisan Budget Act of 2015) and any similar provisions of applicable state, local or non-U.S. law.

“Percentage Interest” means, as to each Shareholder, the portion (expressed as a percentage) of the total outstanding Shares held by such Shareholder.

“Person” means any natural person, or any partnership, limited liability company, trust, estate, corporation, association or other legal entity, in its own or any representative capacity.

“Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of the Registration Statement filed with the SEC and declared effective thereby, as such prospectus may at any time and from time to time be supplemented.

“Purchase Order” shall have the meaning assigned thereto in Section 3.5(a)(i).

“Purchase Order Date” shall have the meaning assigned thereto in Section 3.5(a)(i).

“Reconstituted Trust” shall have the meaning assigned thereto in Section 13.1(a).

“Redemption Basket” means the minimum number of Limited Shares of a Fund that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Shares of such Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash or the combination of United States Treasury securities, cash and/or cash equivalents or other securities· or property to be delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 7.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).

“Redemption Settlement Date” shall have the meaning assigned thereto in Section 7.1(d).

“Registration Statement” means a registration statement filed with the SEC on Form S-1 or any successor form or any other SEC registration statement form that the Trust may be permitted to use, as any such form may be amended from time to time, pursuant to which the Trust registered Limited Shares, as such Registration Statement may at any time and from time to time be amended.

“SEC” means the United States Securities and Exchange Commission.

“Shareholder” means, with respect to any Share, the Person who owns the ultimate economic beneficial interest in such Share and does not hold the Share as a mere nominee or custodian for another Person.

“Shares” means the units of fractional undivided beneficial interest in the net assets of a Fund.

“Sponsor” means Hashdex Asset Management Ltd., a Cayman Islands investment manager that controls the investments and other decisions of the Funds, or any successor thereto by merger or operation of law, or any substitute therefore as provided herein.

“Sponsor’s Shares” means the Shares issued by a Fund to the Sponsor pursuant to Section 1.4, if any, evidencing the Sponsor’s beneficial interests in the net assets of such Fund.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).

“Transaction Fee” shall have the meaning assigned thereto in Section 3.5(d).

“Trust” means Hashdex Commodities Trust, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Declaration of Trust and Trust Agreement, including any instrument establishing and designating additional series of the Trust, as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust, National Association, or any successor thereto as provided herein, acting not in its individual capacity but solely as Delaware trustee of the Trust.

“Trust Estate” means, with respect to a Fund, all property and cash held by such Fund.

“Unrealized Gain” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the adjusted basis of such property (as determined for purposes of Section 6.1(d)) as of such date of determination.

“Unrealized Loss” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the adjusted basis of such property (as determined for purposes of Section 6.1(d)) as of such date of determination over the fair market value of such property as of such date of determination.

Section 1.2   Name. The name of the Trust is “Hashdex Commodities Trust” (f/k/a Tidal Commodities Trust I) in which name the Trustee (acting only upon written instruction from the Sponsor in accordance with this Trust Agreement) and the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 1.3   Delaware Trustee; Business Offices.

(a)   The sole Trustee of the Trust is Wilmington Trust, National Association, a national banking association, with its principal place of business in the State of Delaware, which is located at 1100 North Market Street, Wilmington, Delaware 19890-0001 or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust, National Association resigns or is removed as the Trustee, another Person in the State of Delaware shall be the successor Trustee.

(b)   The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Shareholders. As of the date hereof, the principal office of the Trust is located at c/o Wilmington Trust, National Association, not in its individual capacity, but solely as Trustee, 1100 North Market Street, Wilmington, Delaware 19890-0001.

Section 1.4   Declaration of Trust. The Trust Estate shall consist of such bank accounts, such property and such other assets as the Trust or a Fund may from time to time acquire and continue to own in accordance with this Trust Agreement, and all proceeds thereof. The Sponsor agrees that upon the creation of any additional Fund pursuant to this Trust Agreement it will pay an appropriate amount to the Trustee as consideration for its Shares in such Fund, to the extent the Sponsor purchases Shares in such Fund. The Trustee declares that it holds and will hold the Trust Estate of each Fund so established, as Trustee, for the benefit of the Fund’s Shareholders for the purposes of, and subject to the terms and conditions set forth in, this Trust Agreement; provided that, at any time, the Sponsor may direct that all or a portion of the Trust Estate of each Fund be held by a custodian of behalf of the Trust. It is the intention of the parties hereto to create a statutory trust under the Delaware Trust Statute, organized in series or Funds, and that this Trust Agreement shall constitute the governing instrument of the Trust. Nothing in this Trust Agreement shall be construed to make the Shareholders of any Fund members of a limited liability company, joint stock association, corporation or, except for tax purposes as provided in Section 1.6, partners in a partnership. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and, to the extent not inconsistent with this Trust Agreement, the rights and powers set forth in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the Certificate of Trust.

Section 1.5     Purposes and Powers. The purpose and powers of the Trust and each Fund shall be: (a) to implement the investment strategy of each Fund as contemplated by the Prospectus; (b)  to enter into any lawful transaction and engage in any lawful activity in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Sponsor, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall have all of the powers specified in this Section 1.5 hereof, including, without limitation, all of the powers which may be exercised by the Trustee, at the written direction of the Sponsor, or Sponsor on behalf of the Trust under this Trust Agreement.

Section 1.6     Tax Matters.

(a)   The Sponsor, and each Limited Shareholder by virtue of its purchase of Shares in a Fund, (i) express their intent that the Shares of such Fund qualify under applicable tax law as interests in a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of such Fund as a partnership in which each of the Shareholders thereof is a partner. The Sponsor, the Partnership Representative and the Shareholders (as appropriate) will make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing. The Sponsor shall not be liable to any Person for the failure of any Fund to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

(b)   The Sponsor shall obtain a separate U.S. federal taxpayer identification number for each Fund prior to the commencement of the Fund’s operations. The Sponsor, at the Fund’s expense, shall prepare or cause to be prepared all U.S. federal, state, and local tax returns of a Fund for each year for which such returns are required to be filed and shall timely file or cause to be timely filed such returns and the Sponsor shall timely pay or cause to be timely paid any taxes, assessments or other governmental charges owing with respect to the Fund other than franchise or similar taxes, which shall be paid out of the Trust Estate of such Fund. Each of the Trustee and the Administrator shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to a Fund. The Sponsor shall deliver or cause to be delivered to each Limited Shareholder of a Fund and the broker or nominee through which a Limited Shareholder owns its Shares an IRS Schedule K-1 and such other  information, if any, with respect to the Fund as may be necessary for the preparation of the U.S. federal income tax or information returns of such Limited Shareholder, including a statement showing the Limited Shareholder’s share of the Fund’s items of income, gain, loss, expense, deduction and credit for the Fiscal Year for U.S. federal income tax purposes, as soon as practicable after the last day of the Fiscal Year but not later than March 15 of the following year.

(c)   Each Limited Shareholder of a Share in a Fund, by its acceptance or acquisition of a beneficial interest therein, agrees to furnish the Sponsor with such representations, forms, documents or other information as may be necessary or reasonably requested by the Fund to enable such Fund to comply with its U.S. federal income tax reporting and withholding obligations in respect of such Share, including an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Limited Shareholder that is a United States person within the meaning of the Code or an Internal Revenue Service Form W-8BEN, Form W-8BEN-E, or other applicable form in the case of a Limited Shareholder that is not a United States person. The Fund shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Limited Shareholder, shall remit amounts withheld with respect to the Limited Shareholder to the applicable tax authorities. (ii) To the extent that the Sponsor reasonably believes that the Fund is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions, allocations or adjustments to any Limited Shareholder, the Fund may withhold such amounts and treat the amounts withheld as distributions of cash to the Limited Shareholder in the amount of the withholding and reduce the amount of cash or other property otherwise distributable to such Limited Shareholder. If an amount required to be withheld was not withheld, the Fund may reduce subsequent distributions to such Limited Shareholder by the amount of such required withholding. In the event of any claimed over-withholding, Limited Shareholders shall be limited to an action against the applicable jurisdiction. (iii) Notwithstanding any other provision of this Trust Agreement, the Sponsor is authorized to take any action that may be required to cause the Trust or Funds to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Trust or a Fund is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation, distribution or adjustment of income to any Shareholder (including by reason of section 1446 of the Code), the Sponsor may treat the amount withheld as a distribution of cash to such Shareholder for purposes of this Trust Agreement in the amount of such withholding. Any increase or decrease in withholding tax incurred by the Trust or a Fund resulting from the identity, nationality, residence or status of a Shareholder shall be allocable to and reduce the distributions of such Shareholder.

(d)   By its acceptance of a beneficial interest in a Share, a Limited Shareholder waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Shareholder provides, or has previously provided, to any broker or nominee through which it owns its Shares, to the extent such representations, forms, documents or information may be necessary to enable the Fund to comply with its withholding tax and backup withholding tax and information reporting obligations or to satisfy any other legal requirements with respect to the Shares. Furthermore, the parties hereto, and by its acceptance or acquisition of a beneficial interest in a Share, a Limited Shareholder, acknowledge and agree that any broker or nominee through which a Limited Shareholder holds its Shares shall be a third-party beneficiary to this Trust Agreement for the purposes set forth in this Section 1.6.

(e)   The Sponsor is specifically authorized to act as the “Partnership Representative” for each Fund (at the Fund’s expense) and in any similar capacity under state, local or non-U.S. law. In its capacity as the Partnership Representative, the Sponsor shall exercise any and all authority of the “partnership representative” under the Code, including, without limitation, the authority to make any available elections, including an election under section 6226 of the Code to pass any tax adjustment through to the persons who were Shareholders of the relevant Fund in the year to which the adjustment relates or under section 754 of the Code, to represent or otherwise act on behalf of the relevant Fund in any examination of the Fund’s affairs by any taxing authority, including resulting administrative and judicial proceedings, and to bind the relevant Fund and its Shareholders with respect to any applicable tax matters. The Partnership Representative may expend funds for professional services and costs associated therewith, which shall be borne by, or reimbursed by, the applicable Fund. To the extent that a Fund or the Trust incurs any liability for tax under section 6225 of the Code as the result of any “imputed underpayment,” (A) the amount of such tax liability, including any interest or penalties related thereto, shall be allocated by the Sponsor among the Shareholders in an equitable manner as determined by the Sponsor in its sole discretion and (B) the amount of such tax liability allocated to a Shareholder in accordance with (A) shall be treated as a withholding of tax subject to Section 1.6(d) of this Trust Agreement. Each Shareholder agrees to cooperate with the Partnership Representative and to do or refrain from doing any and all things reasonably requested by the Sponsor in its capacity as the Partnership Representative. This obligation shall continue after such Shareholder transfers, redeems or liquidates any or all of its Shares in a given Fund. Each Shareholder (or former Shareholder) agrees to indemnify the applicable Fund for any taxes (and related interest, penalties, or other charges or expenses) payable by the Fund and attributable to such Shareholder’s (or former Shareholder’s) interest in the Fund, as reasonably determined by the Sponsor. No Shareholder shall have any claim against the Trust, a Fund, the Sponsor, or the Partnership Representative for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Fund in connection with a tax audit of a Fund. The foregoing obligations shall survive the withdrawal of any Shareholder and the dissolution and liquidation of the relevant Fund, or both.

(f)   By its acceptance of a beneficial interest in a Share of a Fund, a Limited Shareholder agrees to the designation of the Sponsor as the initial Partnership Representative of the Fund. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Partnership Representative, as the case may be, of a Fund shall be authorized to exercise all rights and responsibilities conferred upon the Partnership Representative, as the case may be under the Code and the applicable Treasury Regulations with respect to such Fund, including, without limitation: (i) handling all audits and other administrative proceedings conducted by the IRS with respect to the Fund; and (ii) extending the statute of limitations with respect to the Fund’s partnership tax returns.

(g)   The Sponsor shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Trust Agreement.

Section 1.7   General Liability of Shareholders. Subject to Sections 1.6(f)(ii), 8.1 and 8.3 hereof, no Shareholder, other than the Sponsor to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Fund.

Section 1.8      Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Limited Shareholder) as nominee.

Section 1.9     Series Trust. The Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Trust Statute. The Shares of the Trust shall be divided into series, each a Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. The use of the terms “Trust”, “Fund” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust and each Fund receive the full benefit of the limitation on inter-series liability as set forth in Section 3804 of the Delaware Trust Statute. The Sponsor shall be responsible for maintaining separate and distinct records for each Fund to comply with the foregoing and the Delaware Trust Statute.

ARTICLE II
THE TRUSTEE

Section 2.1     Term; Resignation.

(a)   The Trust shall have only one trustee unless otherwise determined by the Sponsor. Wilmington Trust, National Association has been appointed and hereby agrees to serve as the Trustee of the Trust. The Sponsor is entitled to appoint additional Trustees and remove any Trustee without cause and appoint a successor Trustee in accordance with the terms hereof at any time. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole and limited purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor, the Administrator, or any other Person and shall have no obligation to supervise or monitor the Sponsor, Administrator, or any other Person or otherwise manage the Trust. The Trustee may assume performance by all such Persons of their respective obligations. The Trustee shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other person.

(b)   Any Trustee of the Trust, including the current Trustee, may resign upon 60 days’ prior written notice to the Sponsor and the other Trustee(s), if any; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 2.5. If the Sponsor does not appoint a successor trustee within such 60 day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any person into which the Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement and will have and succeed to the rights, powers, duties, immunities and privileged as its predecessor, without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 2.2   Powers. Except to the extent expressly set forth in Section 1.3(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Trustee shall not have any implied rights, duties, obligations or liabilities with respect to the business and affairs of the Trust or any Fund. The permissive rights of the Trustee to do things enumerated in this Trust Agreement shall not be construed as a duty. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

Section 2.3   Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) customary and documented compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the Trust) for customary and documented out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the customary and documented compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

Section 2.4   Indemnification. Each of the Sponsor and the Trust shall, whether or not any of the transactions contemplated hereby shall be consummated, assume liability for, and does hereby indemnify, protect, save and keep harmless, the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including customary and documented legal fees and expenses and legal fees and expenses incurred pursuant to enforcement of said indemnification rights) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the fraud, gross negligence or willful misconduct of any of the Indemnified Parties, as finally determined by any court of competent jurisdiction without possibility of appeal. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement, the termination of the Trust or the removal or resignation of the Trustee.

Section 2.5   Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807(a) of the· Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees, expenses or other amounts due to the outgoing Trustee are paid in full. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

Section 2.6   Liability of Trustee. Except as otherwise provided in this Article II, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund’s Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Sponsor as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust or any Fund is a party, except that the Trustee shall be liable to the Trust and the Shareholders for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a)   The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate or any Shares;

(b)   The Trustee shall not be liable for any actions taken or omitted to be taken by it in good faith in accordance with the instructions of the Sponsor or the Liquidating Trustee;

(c)   The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegates, the Administrator, any Limited Shareholder, the Liquidating Trustee, or any other Person;

(d)   The Trustee shall not have any duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement by, the Sponsor or its delegates, the Administrator or any Participant;

(e)   The Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Trust Agreement;

(f)   The Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Trust Agreement, whether or not an original or a copy of such agreement has been provided to the Trustee;

(g)   No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(h)   In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)   the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Trust Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, which may include, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

(j)   Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust or any Fund arising under this Trust Agreement or any other agreements to which the Trust or any Fund is a party;

(k)   Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby;

Section 2.7   Reliance; Advice of Counsel.

(a)   The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by or on behalf of the Sponsor or an Affiliate of the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by or on behalf of the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(b)   The Trustee shall incur no liability to anyone in acting upon any document reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(c)   In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts selected by the Trustee with reasonable care. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

Section 2.8   Payments to the Trustee. Any amounts paid to the Trustee from the Trust or any Fund pursuant to this Article shall be deemed not to be a part of any Fund’s Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Fund’s Trust Estate.

ARTICLE III
SHARES; DEPOSITS

Section 3.1   General.

(a)   The Sponsor shall have the power and authority, without Limited Shareholder approval, to establish and designate one or more series, or Funds, and to issue Shares thereof, from time to time as set forth in Section 3.2, as it deems necessary or desirable. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the Shares of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b)   The Sponsor may, without Limited Shareholder approval, divide or subdivide Shares of any Fund into two or more classes or subclasses, Shares of each such class or subclass having such preferences and special or relative rights and privileges as the Sponsor may determine as provided in Section 3.3. The fact that a Fund shall have been initially established and designated without any specific establishment or designation of classes or subclasses shall not limit the authority of the Sponsor to divide a Fund and establish and designate separate classes or subclasses thereof.

(c)   The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to four decimal places. From time to time, the Sponsor may divide or combine the Shares of any Fund or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund or class thereof. The Sponsor may issue Shares of any Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Limited Shareholders. All Shares when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable. The Sponsor may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Sponsor may hold as treasury Shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares of any Fund or class thereof reacquired by the Trust. Unless otherwise determined by the Sponsor, treasury Shares shall not be deemed cancelled.

(d)   The Shares of each Fund shall initially be divided into two classes: Sponsor’s Shares and Limited Shares.

(e)   No certificates or other evidence of beneficial ownership of the Shares will be issued.

(f)   The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall separately record the Shares of each Fund. No certificates evidencing the ownership of Shares shall be issued except as the Sponsor may otherwise determine from time to time. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Fund and as to the number of Shares of each Fund, or separate class thereof, held from time to time by each Shareholder.

(g)   Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

Section 3.2   Establishment of Series, or Funds, of the Trust.

(a)   Without limiting the authority of the Sponsor set forth in Section 3.2(b) to establish and designate any further series, the Sponsor has established and designated one initial series, or Fund, as follows:

Hashdex Bitcoin ETF

The Hashdex Bitcoin ETF is authorized to issue, and does issue, Shares in accordance with this Trust Agreement, and pursuant to the terms, conditions, policies and procedures set forth in each applicable Authorized Purchaser Agreement and the Registration Statement, and such issuance is ratified, confirmed and approved.

The provisions of this Article III shall be applicable to the above-designated Fund and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 3.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund created after the initial formation of the Trust in the written instrument creating such additional Fund.

(b)   The establishment and designation of any series, or Funds, other than those set forth above shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit C setting forth such establishment and designation and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Fund previously established and designated, the Sponsor may by an instrument executed by it abolish that Fund and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 3.3   Establishment of Classes and Sub-Classes. The division of any series, or Funds, into two or more classes or sub-classes of Shares thereof and the establishment and designation of such classes or sub-classes of Shares shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit C setting forth such division, and the establishment, designation, and relative rights and preferences of such classes of Shares, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of Shares of any Fund may differ in such respects as the Sponsor may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Shares outstanding of any particular class or sub-class of Shares previously established and designated, the Sponsor may by an instrument executed by it abolish that class or sub-class of Shares and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 3.4   Offer of Limited Shares. During the period commencing with the initial effective date of a Fund’s Prospectus and ending no later than immediately prior to the time Shares of the Fund begin trading on an Exchange, each Fund shall offer Limited Shares to Participants in Creation Baskets pursuant to SEC Rule 415 at an offering price per Limited Share specified in the Fund’s Prospectus, provided that the offering price per Creation Basket will not be less than $1 million (1 million U.S. dollars). After such period, each Fund shall continue to offer Limited Shares in Creation Baskets at the Net Asset Value Per Basket of such Fund. The Sponsor shall make such arrangements for the sale of the Limited Shares as it deems appropriate. The offering shall be made on the terms and conditions set forth in the Prospectus.

Section 3.5    Procedures for Creation and Issuance of Creation Baskets.

(a)   General. The following procedures, as supplemented by the more detailed procedures specified in an attachment to the Authorized Purchaser Agreement for each Fund, which may be amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by each Fund is unlimited.

(i)   On any Business Day, a Participant may submit to the Sponsor or its designee a purchase order to subscribe for and agree to purchase one or more Creation Baskets for the applicable Fund (such request by a Participant, a “Purchase Order”) in the manner provided in the Authorized Purchaser Agreement. Any Purchase Order must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Date”). By placing a Purchase Order, a Participant agrees to deposit cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Trust. Failure to do so shall result in the cancellation of the Purchase Order. The Sponsor or its designee will process Purchase Orders only from Participants with respect to which the Authorized Purchaser Agreement for the Fund is in full force and effect. The Sponsor or its designee will maintain and provide to Limited Shareholders upon request a current list of the Participants for each Fund with respect to which the Authorized Purchaser Agreement is in full force and effect.

(ii)   Any Purchase Order is subject to rejection by the Sponsor or its designee pursuant to Section 3.5(c). The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities that may be included in Creation Basket Deposits and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(iii)    After accepting a Participant’s Purchase Order, the Sponsor or its designee will issue and deliver Creation Baskets to fill a Participant’s Purchase Order on the next Business Day following the Purchase Order Date (or on such later Business Day, not to exceed three Business Days after the Purchase Order Date, as agreed to between the Participant and the Sponsor or its designee when the Purchase Order is placed), but only if the Sponsor or its designee has received (A) for its own account, the Transaction Fee, and (B)  for the account of the Trust, the Creation Basket Deposit due from the Participant submitting the Purchase Order. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities or instruments that may be included in Deposits to create Baskets and publishes, or its agent publishes on its behalf, such requirements as the beginning of each Business Day. The Sponsor of its designee will deliver (or cause to be delivered) a copy of the Prospectus to each Participant prior to its execution and delivery of the Authorized Purchaser Agreement and prior to accepting any Purchase Order.

(b)   Deposit with the Depository. Upon issuing a Creation Basket for any Fund pursuant to a Purchase Order, the Sponsor will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Participant that submitted the Purchase Order.

(c)   Rejection. For each Fund, the Sponsor or its designee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit: (i) determined by the Sponsor not to be in proper form; (ii) the acceptance of which would, in the opinion of counsel to the Sponsor, be unlawful, (iii) if circumstances outside the control of the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets; (iv) determined by the Sponsor not to be in the best interest of the Limited Shareholders; or (v) for any other reason set forth in the Authorized Purchaser Agreement entered into with that Participant. The Sponsor shall not be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d)   Transaction Fee. For each Fund, a non-refundable transaction fee will be payable by a Participant to the Sponsor for its own account in connection with each Purchase Order pursuant to this Section 3.5 and in connection with each Redemption Order of such Participant pursuant to Section 7.1 (each a “Transaction Fee”). The Transaction Fee for each Fund shall be set forth in the Prospectus for such Fund. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor, but will not in any event exceed 0.1% of the Net Asset Value Per Basket of a Fund at the time of creation of a Creation Basket or redemption of a Redemption Basket, as the case may be. The Sponsor shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding Shares until thirty (30) days after the date of that notice.

(e)   Global Certificate Only. Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Limited Shares will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.6.

(f)   Replacement of Depository. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Limited Shares by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Sponsor shall take action to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to either (i) terminate the Trust or specific Funds, as applicable, or (ii) execute and deliver separate certificates evidencing Shares registered in the names of the Limited Shareholders thereof, with such additions, deletions and modifications to this Trust Agreement and to the form of certificate evidencing Shares as the Sponsor deems necessary or appropriate.

Section 3.6   Book-Entry-Only System, Global Security.

(a)   Global Security. The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Limited Shares of each Fund. Limited Shares of each Fund will be represented by the Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Limited Shares will be issued. The Global Security for each Fund shall be in the form attached hereto as Exhibit A or described therein and shall represent such Limited Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Limited Shares of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding Limited Shares represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Limited Shares represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b)   Legend. Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c)   The Depository. The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d)   Limited Shareholders. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Limited Shares of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Limited Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Limited Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Limited Shareholders will be shown on, and the transfer of Limited Shares will be effected only through, in the case of DTC Participants, the records maintained by the Depository and, in the case of Indirect Participants and Limited Shareholders holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants or Indirect Participants. Limited Shareholders are expected to receive, from or through the broker or bank that maintains the account through which the Limited Shareholder has purchased Limited Shares, a written confirmation relating to their purchase of Limited Shares.

(e)   Reliance on Procedures. Limited Shareholders will not be entitled to have Limited Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Limited Shares under this Trust Agreement. Accordingly, to exercise any rights of a holder of Limited Shares under the Trust Agreement, a Limited Shareholder must rely on the procedures of the Depository and, if such Limited Shareholder is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Limited Shareholder holds its interests. The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a Limited Shareholder, or a Limited Shareholder desires to take any action that the Depository or its nominee, as the record owner of all outstanding Limited Shares of each Fund, is entitled to take, (1) in the case of a Trust request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Limited Shares through it, with each successive Indirect Participant continuing to notify each person holding Limited Shares through it until the request has reached the Limited Shareholder, and (2) in the case of a request or authorization to act being sought or given by a Limited Shareholder, such request or authorization is given by such Limited Shareholder and relayed back to the Trust or such Fund through each Indirect Participant and DTC Participant through which the Limited Shareholder’s interest in the Limited Shares is held.

(f)   Communication between the Trust and the Limited Shareholders. As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all Limited Shares for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Limited Shareholders will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Limited Share holdings of each DTC Participant. The Trust or the Funds shall inquire of each such DTC Participant as to the number of Limited Shareholders holding Limited Shares of a Fund, directly or indirectly, through such DTC Participant. The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Limited Shareholders. In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g)   Distributions. Any distributions on Limited Shares pursuant to Section 6.7 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Limited Shares. The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Limited Shares, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Limited Shares as shown on the records of the Depository or its nominee. The Trust and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Limited Shareholders holding Limited Shares through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Funds, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Limited Shareholders, or payments made on account of beneficial ownership interests in Limited Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Limited Shareholders owning through such DTC Participants or Indirect Participants or between or among the Depository, any Limited Shareholder and any person by or through which such Limited Shareholder is considered to own Limited Shares.

(h)   Limitation of Liability. Each Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in each Global Security are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Security shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i)   Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.6.

Section 3.7      Assets. All consideration received by a Fund for the issue or sale of Shares together with such Fund’s Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to each Fund for all purposes, subject only to the rights of creditors of such Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of such Fund.

Section 3.8   Liabilities of Funds.

(a)   The Trust Estate belonging to each particular Fund shall be charged with the liabilities of the Trust in respect of that Fund and only that Fund, and all expenses, costs, charges, indemnities and reserves attributable to that Fund. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon all Shareholders for all purposes. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation or claim represented thereby to that Fund and its assets.

(b)   Without limiting the foregoing provisions of this Section 3.8, but subject to the right of the Sponsor in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses (“Claims”) incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund. Notice of this limitation on inter-series liabilities is set forth in the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) became applicable to the Trust and each Fund. Every Share, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation on the Shares represented thereby to that Fund and its assets, but the absence of such a provision shall not be construed as creating recourse to any other Fund or any other person.

(c)   Any agreement entered into by the Trust, any Fund, or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Purchase Order entered into with each Participant, will include language substantially similar to the language set forth in Section 3.8(b).

Section 3.9   Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon the number of Shares, or fraction thereof, standing in its name on the books of such Fund in accordance with Section 3.6(g).

Section 3.10     Equality. Except as provided herein, all Shares of a Fund shall represent an equal proportionate beneficial interest in the assets of the Fund subject to the liabilities of the Fund, and each Share shall be equal to each other Share. The Sponsor may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest in the assets of the Fund or in any way affecting the rights of Shareholders.

ARTICLE IV
THE SPONSOR

Section 4.1   Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor as an agent of the Trust and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in accordance with this Trust Agreement.

Section 4.2      Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a)   To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

(b)   To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c)   To deposit, withdraw, pay, retain and distribute each Fund’s Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d)   To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto;

(e)   To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

(f)   To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and the Prospectus;

(g)   To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act or the rules and regulations thereunder;

(h)   To pay or authorize the payment of distributions to the Shareholders and expenses of each Fund;

(i)   To make any elections on behalf of the Trust and any Fund under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust or the applicable Fund; and

(j)   In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

Section 4.3   Obligations of the Sponsor. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a)   Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Shareholders;

(b)   Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c)   Appoint and remove independent public accountants to audit the accounts of the Trust;

(d)   Employ attorneys to represent the Trust;

(e)   Use its best efforts to maintain the status of the Trust and each Fund as a ”statutory trust” for state law purpose and as a “partnership” for U.S. federal income tax purposes;

(f)   Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to Section 4.4(b), pledge, mortgage and hypothecate the Trust Estate of each Fund in accordance with the purposes of the Trust and the Registration Statement.

(g)   Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’ s immediate possession or control;

(h)   Enter into an Authorized Purchaser Agreement with each Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i)   For each Fund, receive from Participants and process, or cause the Distributor or other Fund service provider to process, properly submitted Purchase Orders, as described in Section 3.5(a)(i);

(j)   For each Fund, in connection with Purchase Order, receive Creation Basket Deposits from Participants;

(k)   For each Fund, in connection with Purchase Order, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Participant submitting a Purchase Order for which the Sponsor has received the requisite Transaction Fee and the Trust has received the requisite Deposit, as described in Section 3.5(d);

(l)   For each Fund, receive from Participants and process, or cause the Distributor or other Fund service provider to process, properly submitted Redemption Orders, as described in Section 7.1(a), or as may from time to time be permitted by Section 7.2;

(m)    For each Fund, in connection with Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Shares corresponding to the Redemption Baskets to be redeemed as described in Section 7.1, or as may from time to time be permitted by Section 7.2;

(n)   Interact with the Depository as required; and

(o)   Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or other advisors.

Section 4.4   General Prohibitions. The Trust and each Fund, as applicable, shall not:

(a)   Borrow money from or loan money to any Shareholder (including the Sponsor);

(b)   Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sale or other title retention agreement, charge, security interest or encumbrance, except (i)  liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA; or

(c)   Operate the Trust or a Fund in any manner so as to contravene the requirements to preserve the limitation on inter-series liability set forth in Section 3804 of the Delaware Trust Statute.

Section 4.5   Liability of Covered Persons. A Covered Person shall have no liability to the Trust, any Fund, or to any Shareholder or other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not under any circumstances be liable for the conduct or willful misconduct of the Sponsor or any Administrator or other delegatee or any other Person selected by the Sponsor to provide services to the Trust.

Section 4.6   Fiduciary Duty.

(a)   To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Shareholders or to any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Funds, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor.

(b)  Unless otherwise expressly provided herein:

(i)   whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

(ii)   whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of fraud, gross negligence or willful misconduct by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c)   Notwithstanding any other provision of this Trust Agreement or otherwise applicable law, whenever in this Trust Agreement the Sponsor is permitted or required to make a decision (i) in its “discretion” or under a grant of similar authority, the Sponsor shall be entitled to consider such interests and factors as it desires, including its own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or (ii) in its “good faith” or under another express standard, the Sponsor shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Trust Agreement shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(d)   The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

Section 4.7   Indemnification of the Sponsor.

(a)   The Sponsor shall be indemnified by the Trust (or, in furtherance of Section 3.8, by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust (including in its capacity as Partnership Representative), provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

(b)   Notwithstanding the provisions of this Section 4.7(a) above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c)   The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d)   Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust or the applicable Fund or Funds in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund or Funds; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable Fund or Funds in cases in which it is not entitled to indemnification under this Section 4.7.

(e)   The term “Sponsor” as used only in this Section 4.7 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust or any Fund or Funds and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f)    In the event the Trust or any Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or Fund for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g)   The payment of any amount pursuant to this Section 4.7 shall be subject to Section 3.8 with respect to the allocation of liabilities and other amounts, as appropriate, among the Funds.

Section 4.8   Expenses and Limitations Thereon.

(a)   (i) The Sponsor or an Affiliate of the Sponsor shall be responsible for the payment of all Organization Expenses incurred in connection with the creation of the Trust or any Fund and the sale of Shares.

(ii)   “Organization Expenses” shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the initial issuance of the Shares of any Fund under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the initial offering of a Fund’s Shares prior to the time such Shares begin trading on an Exchange, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus for a Fund, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares of a Fund, (iv)  travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares of a Fund, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

(b)   Except as set forth in Article II and Sections 4.8(a) and 4.8(c), all ongoing charges, costs and expenses of each Fund’s operation shall be billed to and paid by the applicable Fund. Such costs and expenses shall include, but not be limited to: (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Funds; (ii) expenses incurred in connection with registering additional Shares of a Fund or offering Shares of a Fund after the time any Shares of such Fund have begun trading on an Exchange; (iii) the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements and reports to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) the Sponsor’s fee in accordance with Section 4.9; (vi) payment for routine services of the Trustee, legal counsel and independent accountants; (vii) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (viii) postage and insurance; (ix) costs and expenses associated with client relations and services; (x) payment of all U.S. federal, state, local or non-U.S. taxes of the Fund and the preparation of all tax returns related thereto; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

(c)   The Sponsor or any Affiliate of the Sponsor may only be reimbursed for the actual cost to the Sponsor or such Affiliate of any expenses which it advances on behalf of a Fund for which payment a Fund is responsible. In addition, payment to the Sponsor or such Affiliate for indirect expenses incurred in performing services for the Funds in its capacity as the Sponsor of the Trust, such as salaries and fringe benefits of employees, officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor’s “overhead,” is prohibited.

(d)   Notwithstanding the foregoing, except as set forth in Article II, any Fund may, in its Registration Statement, provide for different definitions of Organization Expenses and Fund expenses and the corresponding allocation and payment of expenses among the Sponsor and such Fund, in each case solely with respect to such Fund.

Section 4.9     Compensation to the Sponsor. The Sponsor shall be entitled to compensation for its services as Sponsor of the Trust as set forth in the Prospectus, as the same may be amended or supplemented from time to time.

Section 4.10    Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, member, manager, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

Section 4.11   Withdrawal of the Sponsor.

(a)   The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon thirty (30) days’ prior written notice to all Limited Shareholders and the Trustee. If the Sponsor withdraws and a successor Sponsor is selected in accordance with Section 13.1(a)(iii), the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

(b)   The Sponsor will not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(c)   In connection with any Event of Withdrawal, the Sponsor shall not cease to be a Sponsor of the Trust, or to have the power to exercise any rights or powers as a Sponsor, or to have liability for the obligations of the Trust under Section 1.7 hereof, until a substitute Sponsor, which shall carry on the business of the Trust, has been admitted to the Trust or until the Trust has been terminated in accordance with Section 13.1.

(d)   To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Shares to an Affiliate of the Sponsor. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11(a), an Event of Withdrawal, or a transfer of the Sponsor’s Shares for purposes of Section 5.2.

Section 4.12    Authorization of Registration Statements. Each Limited Shareholder (or any permitted assignee thereof) hereby agrees that the Sponsor and the Trust are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Shareholders of the Funds, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

Section 4.13    Litigation. The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Funds’ assets on a pro rata basis and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

ARTICLE V
TRANSFERS OF SHARES

Section 5.1   Transfer of Limited Shares. A Limited Shareholder may not transfer his Shares or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor. Limited Shareholders that are not DTC Participants may transfer Limited Shares by instructing the DTC Participant or Indirect Participant holding the Limited Shares for such Limited Shareholder in accordance with standard securities industry practice. Limited Shareholders that are DTC Participants may transfer Limited Shares by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

Section 5.2   Transfer of Sponsor’s Shares. Upon the Sponsor ceasing to serve as Sponsor of the Trust, the Sponsor’s Shares, to the extent the Sponsor owns Shares in any Funds, shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof.

ARTICLE VI
CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 6.1   Capital Accounts.

(a)   The Sponsor or an Administrator shall establish on the books and records of each Fund for each Shareholder a separate account (a “Capital Account”), which shall be determined in accordance with the following provisions:

(i)   A Shareholder’s Capital Account shall be increased by such Shareholder’s Capital Contributions to the Fund and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 6.1(b) and allocated to such Shareholder pursuant to Section 6.2.

(ii)   A Shareholder’s Capital Account shall be decreased by the amount of cash distributed to such Shareholder pursuant to any provision of this Trust Agreement and by any expenses, deductions or losses computed in accordance with Section 6.1(b) and allocated to such Shareholder pursuant to Section 6.2.

(b)   For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Shareholder’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes pursuant to Section 703(a) of the Code; provided, that:

(i)   Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Fund to promote the sale of (or to sell) a Share that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as items described in Section 705(a)(2)(B) of the Code.

(ii)   Except as otherwise provided in Treasury Regulations section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii)   In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Fund’s property, as adjusted pursuant to Section 6.1(d).

(c)    In the event any Shareholder’s Shares are transferred in accordance with the terms of this Trust Agreement, the transferee shall succeed to the Capital Account of such Shareholder to the extent such Capital Account relates to the transferred Shares.

(d)   Consistent with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Shares, in connection with the dissolution, liquidation or termination of a Fund, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Shareholders of such Fund may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Shareholders at such time pursuant to Section 6.2. Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of the Fund’s property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 6.1(d) to take into account any prior Capital Account adjustment under this Section 6.1.

The foregoing provisions and the other provisions of this Trust Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury regulations, and shall be interpreted and applied in a manner consistent with such regulations. In the event the Sponsor shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such regulations, it may make such modification. The Sponsor also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Shareholders and the amount of capital reflected on the Fund’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations section 1.704-l(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Trust Agreement not to comply with Treasury Regulations section 1.704-1(b).

Section 6.2   Allocations for Capital Account Purposes.

(a)   For purposes of maintaining Capital Accounts and in determining the rights of the Shareholders among themselves, except as otherwise provided in this Section 6.2 each item of income, gain, loss, expense and deduction (computed in accordance with Section 6.1(b)) shall be allocated to the Shareholders in accordance with their respective Percentage Interests.

(b)   Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Shareholders in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g)(3).

(c)   If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d), items of the Fund’s income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Shareholder’s Capital Account balance by the items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This Section 6.2(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

Section 6.3   Allocations of Profits and Losses for Tax Purposes.

(a)    For U.S. federal income tax purposes, except as otherwise provided in this Section 6.3, each item of income, gain, loss, deduction and credit of a Fund shall be allocated among the Shareholders in accordance with their respective Percentage Interests.

(b)   In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Shareholders under the principles of the remedial method of Treasury Regulations section 1.704-3(d).

(c)    If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Shareholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.2(c).

Section 6.4    Tax Conventions.

(a)   For purposes of Sections 6.1, 6.2, and 6.3, the Sponsor or Administrator shall adopt such conventions as may be necessary, appropriate or advisable in the Sponsor’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder. The Sponsor may revise, alter or otherwise modify such conventions in accordance with the standard established in the previous sentence.

(b)   Unless the Sponsor determines that another convention is necessary or appropriate in the Sponsor’s reasonable discretion in order to comply with applicable law, each Fund shall use the monthly convention described in this Section 6.4(b).

(i)   All transfers of Shares or beneficial interests therein shall be deemed to take place at a price (the “single monthly price”) equal to the value of such Share or beneficial interest therein at the end of the Business Day during the month in which the transfer takes place on which the value of a Share is lowest. In the event that the Fund makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii)   All property contributed to a Fund shall be deemed to have a value equal to the value of such property (determined under principles similar to those described in Section 6.6) on the date of such contribution. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sale price of the property, respectively.

(iii)   In general, each item of a Fund’s income, gain, expense, loss, deduction and credit shall, for U.S. federal income tax purposes, be determined for each calendar month during a taxable period based on an interim closing of the books and shall be allocated solely among the Shareholders recognized as Shareholders of the Fund as of the close of business on the last trading day of the preceding calendar month. For this purpose, any transfer of a Share during a calendar month shall be treated as being effective immediately prior to the close of business on the last trading day of a calendar month. Notwithstanding the foregoing, unless the Sponsor determines that another method is necessary or appropriate in the Sponsor’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of a Fund (or, in the Sponsor’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Shareholders in a manner that corresponds to their economic gain and loss) shall be allocated to the Shareholders of the Fund who own Shares as of the close of the day in which such gain or loss is recognized for U.S. federal income tax purposes.

(c)   The allocations pursuant to Section 6.4(b) are intended to comply with permissible methods of allocation in accordance with Treasury Regulations section 1.706-4 and to take into account a Shareholder’s or Shareholders’ varying interests during the taxable year of any issuance, redemption or transfer of Shares or beneficial interests therein. Any person who is the transferee of Shares shall be deemed to consent to the methods of determination and allocation set forth in Sections 6.3 and 6.4 as a condition of receiving such Shares.

Section 6.5   No Interest on Capital Account. No Shareholder shall be entitled to interest on its Capital Account.

Section 6.6     Valuation.

(a)   For purposes of determining the Net Asset Value of a Fund, the Trust will value all property at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined.

(b)   The Sponsor may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service. If the Sponsor determines that the procedures in this Section are an inappropriate basis for the valuation of the Trust’s assets, it shall determine an alternative basis to be employed. The Sponsor shall not be liable to any Person for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

Section 6.7     Distributions.

(a)   Distributions on Shares of a Fund may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Shareholders in accordance with Section 3.6(g) from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities. Such distributions shall be made in cash or, at the sole discretion of the Sponsor, in property.

(b)   Distributions from a Fund upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Sections 7.1 and 13.2 of this Trust Agreement will be in the form of property and/or cash as determined by such sections, as applicable; provided that amounts received by Shareholders in the case of distributions upon dissolution, liquidation or termination shall be in accordance with Capital Accounts as provided in Treasury Regulations section 1.704-1(b)(2)(ii)(b).

(c)   Notwithstanding any provision to the contrary contained in this Trust Agreement, a Fund shall not be required to make a distribution with respect to Shares if such distribution would violate the Delaware Trust Statute or any other applicable law. A determination that a distribution is not prohibited under this Section 6.7 or the Delaware Trust Statute shall be made by the Trust and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Shareholders, a Shareholder shall be entitled only to the distributions expressly provided for in this Trust Agreement.

(d)   Notwithstanding anything to the contrary contained in this Trust Agreement, the Shareholders understand and acknowledge that a Shareholder (or its agent) may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the asset distributed to such Shareholder (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such Shareholder shares in distributions from the Trust.

ARTICLE VII
REDEMPTIONS

Section 7.1   Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the applicable Authorized Purchaser Agreement, which may be amended from time to time in accordance with the provisions of such Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust and the Funds with respect to the redemption of Redemption Baskets.

(a)   On any Business Day, a Participant with respect to which an Authorized Purchaser Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 3.5(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Participant on the records of the Depository by delivering a request for redemption to the Sponsor or its designee (such request, a “Redemption Order”) in the manner specified in the procedures described in the attachment to the Authorized Purchaser Agreement, as amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b)   To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Sponsor shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Sponsor shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(c)   Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution (“Redemption Distribution”) shall consist of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket of a Fund calculated on the Redemption Order Date. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities and/or property that may be included in Redemption Distributions and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(d)   On the next Business Day following the Redemption Order Date (or on such later Business Day, not to exceed three Business Days after the Redemption Order Date, as agreed to between the Participant and the Sponsor or its designee when the Redemption Order is placed) (the “Redemption Settlement Date”), if the account of the Distributor or other appropriate Fund service provider at the Depository has been credited with the Redemption Baskets being tendered for redemption and the Sponsor has by such time received the Transaction Fee, the Sponsor shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository. If by the close of business on such Redemption Settlement Date the Sponsor has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Sponsor will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant with the Transaction Fee and (ii) keep the redeeming Participant’s Redemption Order open until the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Distributor’s account at the Depository on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by the close of business on the next Business Day following Redemption Settlement Date, the Sponsor has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Sponsor will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Sponsor may from time to time determine, the Sponsor shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s or the applicable account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as to which the Sponsor may, in its sole discretion, from time to time agree.

(e)   The Sponsor may, in its discretion, suspend the right of redemption or postpone the Redemption Settlement Date for a Fund (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery or Redemption Distributions is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. Neither the Sponsor nor its designees will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f)   Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures, and no longer be deemed outstanding for purposes of this Trust Agreement and the Delaware Trust Statute.

Section 7.2   Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII
LIMITED SHAREHOLDERS

Section 8.1      No Management or Control; Limited Liability; Exercise of Rights through DTC. The Limited Shareholders of a Fund shall not participate in the management or control of the Trust or the applicable Fund or the applicable Fund’s business, shall not transact any business for the Trust or any Fund and shall not have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 8.3 hereof, no Limited Shareholder of any Fund shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust, the applicable Fund or any other series Fund of the Trust except to the extent of such Shareholder’s proportionate share of the applicable Fund’s Trust Estate. Except as provided in Section 8.3 hereof, each Limited Share shall be fully paid and no assessment shall be made against any Limited Shareholder. No salary shall be paid to any Limited Shareholder in its capacity as such, nor shall any Limited Shareholder have a drawing account or earn interest on its share of a Fund’s Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Limited Shares, each Limited Shareholder shall be deemed to be a beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the Limited Shares owned beneficially by such Shareholder, subject to the terms and conditions of this Trust Agreement. The rights under this Trust Agreement of any Shareholder that is not a DTC Participant must be exercised by a DTC Participant acting on behalf of such Shareholder in accordance with the rules and procedures of the Depository, as provided in Section 3.6.

Section 8.2     Rights and Duties. The Limited Shareholders shall have the following rights, powers, privileges, duties and liabilities:

(a)   The Limited Shareholders shall have the right to obtain from the Sponsor the reports and information as are set forth in Article IX and the list of Participants contemplated by Section 3.5(a)(i). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Shareholders under U.S. federal or state law.

(b)   The Limited Shareholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c)   Except for the Limited Shareholders’ redemption rights set forth in Article VII hereof, Limited Shareholders shall have the right to demand the return of their capital only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefore. In no event shall a Limited Shareholder be entitled to demand property other than cash unless the Sponsor, as determined in its sole discretion, has specified property for distribution to all Limited Shareholders. No Limited Shareholder shall have priority over any other Limited Shareholder either as to the return of capital or as to profits, losses or distributions. No Limited Shareholder shall have the right to bring an action for partition against the Trust or a Fund.

(d)   Limited Shareholders, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (i)  continue the Trust as provided in Section 13.1(a), (ii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (iii) terminate the Trust as provided in Section 13.1(e). Unless otherwise specified in this Trust Agreement or in Delaware of federal law or regulations of rules on any exchange, any matter upon which the Shareholders vote shall be approved by the affirmative vote of Limited Shareholders holding Limited Shares representing at least a majority (over 50%) of the outstanding Limited Shares of the Trust or a Fund, as the case maybe.

Except as expressly provided in this Trust Agreement, the Limited Shareholders shall have no voting or other rights with respect to the Trust or any Fund.

Section 8.3   Limitation on Liability.

(a)   Except as provided in Sections 4.7(f), and 6.2 hereof, and as otherwise provided under Delaware law, the Limited Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware and no Limited Shareholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of its Deposit or share of the applicable Fund’s Trust Estate and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Limited Shareholder with respect to amounts distributed to such Limited Shareholder or amounts received by such Limited Shareholder upon redemption unless, under Delaware law, such Limited Shareholder is liable to repay such amount.

(b)   The Trust or the applicable Fund indemnifies to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Fund’s Trust Estate, each Limited Shareholder and its agent or nominee against any claims of liability asserted against such Limited Shareholder solely based on its status as a Limited Shareholder of one or more Limited Shares (other than for taxes for which such Limited Shareholder is liable on income allocated under Section 6.3 hereof or Section 1.6(f)(ii)).

(c)   Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Limited Shareholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Limited Shareholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Limited Shareholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.7 and 3.8 hereof.

Section 8.4   Derivative Actions.

(a)   No person who is not a Shareholder of a particular Fund shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Fund.

(b)   In addition to the requirements set forth in Section 3816 of the Delaware Trust Statute, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Fund only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

ARTICLE IX
BOOKS OF ACCOUNT

Section 9.1   Books of Account. Proper books of account for each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and, subject to Section 8.2(a), no Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustee. Such books of account shall be kept in accordance with, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

Section 9.2     Calculation of Net Asset Value. Net Asset Value of a Fund shall be calculated once each Business Day at such time as the Sponsor shall determine from time to time.

Section 9.3      Maintenance of Records. The Sponsor shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof, a list of the names and last known address of, and number of Shares owned by, all Shareholders of each Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, and copies of the Trust’s and Funds’ U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years, copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust and the Funds. The Sponsor may keep and maintain the books and records of the Trust and the Funds in paper, magnetic, electronic or other format at the Sponsor may determine in its sole discretion, provided the Sponsor uses reasonable care to prevent the loss or destruction of such records.

Section 9.4      Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Sponsor shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Shareholder; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Shareholders in accordance with this Trust Agreement.

ARTICLE X
FISCAL YEAR

Section 10.1     Fiscal Year. The Fiscal Year of the Trust shall be the calendar year. The first Fiscal Year of the Trust commenced on the date of filing of the Certificate of Trust and ended on the thirty-first day of December, 2023. If the Trust terminates, the final Fiscal Year shall end on the date of termination.

ARTICLE XI
AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 11.1   Amendments to the Trust Agreement.

(a)   The Sponsor may, without the approval of the Limited Shareholders, amend or supplement this Trust Agreement; provided, however, that the Limited Shareholders shall have the right to vote on any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, (ii) submitted to them by the Sponsor in its sole discretion, or (iii) if it would impair the right of a Limited Shareholders to surrender baskets of Shares and receive the amount of Trust property represented. The Sponsor shall provide notice of any amendment to the Limited Shareholders setting forth the substance of the amendment and its effective date.

(b)   Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(c)   The Trustee’s consent to amend this Trust Agreement shall only be required if such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor. All fees, costs and expenses, including customary and documented attorneys’ fees, costs and expenses, incurred in connection with any amendment shall be payable by the Sponsor.

(d)   The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee and upon which the Trustee shall be entitled to conclusively and exclusively rely,  (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party, and all conditions precedent to such execution and delivery have been duly satisfied or waived and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee; provided that the Trustee shall in no circumstance be obligated to execute any agreement to which the Trust is a party if the Sponsor may execute such Agreement on behalf of the Trust.

(e)   No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

Section 11.2    Meetings of the Shareholders. Meetings of the Shareholders may be called by the Sponsor and will be called by it upon the written request of Limited Shareholders holding at least 25% of the outstanding Shares of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Where the meeting is being called upon the written request of Limited Shareholders as set forth in this Section 11.2, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Shareholders for the debts of the applicable Fund. Shareholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Shareholder voting.

Section 11.3   Action Without a Meeting. Any action required or permitted to be taken by Limited Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Limited Shareholder to any action of the Trust, any Fund or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Limited Shareholder given in the manner provided in Section 16.4. Any vote or consent that has been cast by a Limited Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Limited Shareholder, unless the Limited Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 16.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Limited Shareholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Limited Shareholders in any manner other than as expressly provided in Section 16.4.

ARTICLE XII
TERM

Section 12.1   Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII
TERMINATION

Section 13.1   Events Requiring Dissolution of the Trust or any Fund. The Trust or, as the case may be, any Fund shall dissolve at any time upon the happening of any of the following events:

(a)   The occurrence of an Event of Withdrawal, unless (i) prior to the Event of Withdrawal, the Sponsor appoints a successor Sponsor that agrees to carry on the business of the Trust; (ii) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (iii) within 90 days of such Event of Withdrawal, the affirmative vote or written consent of Limited Shareholders in accordance with Section 8.2(d) or Section 11.3 of this Trust Agreement is obtained to continue the business of the Trust and to select, effective as of the date of such selection, one or more successor Sponsors. Any Sponsor selected in accordance with Sections 13.1(a)(i) or (ii) hereunder shall have the financial strength, in the judgment of the withdrawing Sponsor made in good faith, to provide any reasonably foreseeable indemnification of the Trustee under Section 2.4 and shall provide such financial information as the Trustee may reasonably request upon appointment.

(b)   The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

(c)   The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

(d)   Limited Shareholders owning at least seventy-five percent (75%) of the outstanding Limited Shares held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor not less than ninety (90) days prior to the effective date of termination.

(e)   Upon written notice to the Trustee and the Shareholders by the Sponsor of its determination that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund, or, in the exercise of its reasonable discretion.

(f)   The Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(g)   DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust or any Fund, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on-behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the applicable Fund and any right to an audit or examination of the books of the applicable Fund, except for such rights as are set forth in Article IX hereof relating to the books of account and reports of the applicable Fund.

Section 13.2    Distributions on Dissolution. Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Shareholders may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or the Funds. Thereafter, in accordance with Section 3808(e) or (g), as applicable, of the Delaware Trust Statute, the business and affairs of the Trust or any Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, and (b) to the Shareholders in accordance with their positive book Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 13.3     Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust pursuant to Section 3810(d) to be filed, at the expense of the Trust pursuant to Section 13.2 hereof or of the Sponsor, in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV
MERGER, CONSOLIDATION, INCORPORATION

Section 14.1     Merger, Consolidation. Notwithstanding anything else herein, the Sponsor may, without Shareholder approval, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Sponsor to accomplish such conversion, merger or consolidation), (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Fund to another Fund of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Sponsor to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, for adequate consideration as determined by the Sponsor which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Fund, and which may include Shares of such other Fund of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Fund thereof.

Section 14.2    Changes to Trust Agreement. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Trust Statute and notwithstanding anything to the contrary contained in this Trust Agreement, but subject to Sections 11.1(b) and 11.1(c), an agreement of merger or consolidation approved by the Sponsor in accordance with Section 14.1 may effect any amendment to the Trust Agreement or effect the adoption of a new trust agreement of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

Section 14.3    Successor Trust. Notwithstanding anything else herein, the Sponsor may, without Shareholder approval, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any fund thereof may be transferred and may provide for the conversion of Shares in the Trust or any Fund thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

ARTICLE XV
POWER OF ATTORNEY

Section 15.1  Power of Attorney Executed Concurrently. Each Limited Shareholder, by virtue of its purchase of Shares in a Fund, irrevocably constitutes and appoints the Sponsor and its officers, directors, and managers with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Shareholder with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a)   Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction;

(b)   Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(c)   This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Security pursuant to Section 3.6, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of this Trust Agreement.

Section 15.2   Effect of Power of Attorney. The Power of Attorney granted by each Limited Shareholder to the Sponsor:

(a)   Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Shareholder;

(b)   May be exercised by the Sponsor for each Limited Shareholder by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c)   Shall survive the delivery of an assignment by a Limited Shareholder of the whole or any portion of his Limited Shares, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by a Limited Shareholder of its Limited Shares that has otherwise been effectuated in accordance with the provisions of this Trust Agreement, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

Each Limited Shareholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

Section 15.3    Limitation on Power of Attorney. The Power of Attorney granted by each Limited Shareholder to the Sponsor shall not authorize the Sponsor to act on behalf of Limited Shareholders in any situation in which this Trust Agreement requires the approval of Limited Shareholders unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XVI
MISCELLANEOUS

Section 16.1   Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights and obligations of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 16.1, and provided further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Funds, the Trustee, the Sponsor, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, as determined from time to time by the Sponsor, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 16.2   Provisions In Conflict With Law or Regulations.

(a)   The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the ”Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b)   If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 16.3     Construction. In this Trust Agreement, unless the context otherwise requires, (a) words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders, (b) the word “including” means including without limitation, (c) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time, and (d) unless the context clearly requires otherwise, the word “or” shall not be exclusive (i.e., “or” shall mean “and/or”). The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 16.4   Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Shares, notices of assignment, transfer, pledge or encumbrance of Shares, and reports and notices by the Sponsor to the Limited Shareholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid or by overnight courier, or if sent electronically, by facsimile; and addressed, in each such case, to the address set forth in the books and records of the Trust or the applicable Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, and shall be effective upon the deposit of such notice in the United States mail, upon deposit with a representative of an overnight courier, or upon transmission and electronic confirmation thereof, as the case may be. Notices of assignment, transfer, pledge or encumbrance of Shares shall be effective upon timely receipt by the Sponsor in writing. Requests for redemption of Shares shall be effected in accordance with the provisions of Article VII of this Trust Agreement.

Section 16.5    Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

Section 16.6   Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust and Fund records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Trust, each Fund and the Sponsor, in determining such rights, shall rely on such records and that Shareholders and assignees shall be bound by such determination.

Section 16.7     No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Sponsor, the Shareholders shall not have legal title to any part of the applicable Fund’s Trust Estate.

Section 16.8     Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the applicable Fund’s Trust Estate.

Section 16.9     Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.10      Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to Hashdex Commodities Trust.

Section 16.11     Exclusive Delaware Jurisdiction. The Sponsor, the Trustee, each Shareholder and each Person beneficially owning an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the Delaware Trust Statute, this Trust Agreement or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Trust Agreement, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Sponsor, the Shareholders or the Trustee, or of the Sponsor or the Trustee to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the Trustee or the Shareholders, or (D) any provision of the Delaware Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Trust Statute or the Trust Agreement relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Amy M. Kohr
Name: Amy M. Kohr
Title: Assistant Vice President

HASHDEX ASSET MANAGEMENT LTD., as Sponsor

By:	/s/ Samir Kerbage
Name: Samir Kerbage
Title: Chief Investment Officer

EXHIBIT A

FORM OF GLOBAL CERTIFICATE1

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Limited Shares

-in-

HASHDEX COMMODITIES TRUST

WITH RESPECT TO ONE OF ITS SERIES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co., is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Limited Shares (“Shares”), each of which represents a fractional undivided Share of beneficial interest in __________ Fund (the “Fund”), established and designated as a series of the Hashdex Commodities Trust (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on February 10, 2023, and the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of January 15, 2026, by and between Hashdex Asset Management Ltd., a Cayman Islands investment manager, as Sponsor, and Wilmington Trust, National Association, a national banking association, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all limited units of beneficial interest in the Fund, which shall be the total number of Limited Shares that are outstanding at such time. The Trust Agreement provides for the deposit of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Shares outstanding at any given time.

[1]	Forms of Global Certificates of Beneficial Interest for each of the Trust’s Funds shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

Exhibit A – Page 1

Each Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of Delaware and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the Sponsor, without the approval of the Limited Shareholders, to amend or supplement the Trust Agreement; provided, however, that the affirmative vote or written consent of Limited Shareholders holding Limited Shares equal to at least a majority (over 50%) of the Trust’s outstanding Limited Shares or, if the proposed amendment affects only certain Funds, of each affected Fund’s outstanding Limited Shares, or such higher percentage as may be required by applicable law, is required to approve any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, (ii) submitted to them by the Sponsor in its sole discretion, or (iii) if it would impair the right of a Limited Shareholder to surrender baskets of Shares and receive the amount of Trust property represented. The Sponsor shall provide notice of any amendment to the Trust Agreement to the Limited Shareholders setting forth the substance of the amendment and its effective date. Any such vote, consent or waiver by the holder of Limited Shares shall be conclusive and binding upon such holder of Limited Shares and upon all future holders of Limited Shares, and shall be binding upon any Limited Shares, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Limited Shares evidenced hereby are at such time in uncertificated form.

In accordance with Section 3.8 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Sponsor and its assets for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in the Fund.

Exhibit A – Page 2

The Trust Agreement, and this Certificate, are executed and delivered by Hashdex Asset Management Ltd., as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by Hashdex Asset Management Ltd., but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on Hashdex Asset Management Ltd., individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, Hashdex Asset Management Ltd., as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

HASHDEX ASSET MANAGEMENT LTD., As Sponsor

By:
Authorized Officer

Date:

Exhibit A – Page 3

EXHIBIT B

HASHDEX COMMODITIES TRUST

FORM OF AUTHORIZED PURCHASER AGREEMENT

This Hashdex Commodities Trust Authorized Purchaser Agreement (the “Agreement”), dated as of __________________, is entered into by and among Hashdex Commodities Trust (the “Trust”) with respect to each of its series set forth on Exhibit A hereto (each, a “Fund”), Hashdex Asset Management Ltd., a Cayman Islands investment manager and the sponsor of the Trust (the “Sponsor”), on behalf of itself and as sponsor of the Trust, and [AUTHORIZED PARTICIPANT], a [STATE/ TYPE OF ENTITY] (the “Authorized Participant”), and is subject to acceptance by U.S. Bank, N.A., (the “Custodian”) and U.S. Bancorp Fund Services, LLC (the “Administrator” and “Transfer Agent”).

SUMMARY

The Sponsor serves in its capacity as Sponsor of the Trust pursuant to a Second Amended and Restated Declaration of Trust and Trust Agreement dated as of January 15, 2026 (the “Trust Agreement”). The Administrator and Foreside Fund Services, LLC (the “Distributor”) each serve as agents of the Sponsor and/or the Trust for all purposes of this Agreement, and all references to agreements, obligations or duties of the Administrator, Transfer Agent, Custodian or Distributor herein shall be deemed references to agreements, obligations or duties of the Sponsor or the Trust acting through the relevant agent. As provided in the Trust Agreement and described in each Fund’s prospectus, as supplemented and amended from time to time (each a “Prospectus”), common units of fractional undivided beneficial interest in and ownership of a Fund (the “Shares”) may be created or redeemed through the Transfer Agent by the Authorized Participant in aggregations of a specified number of Shares stated in a Fund’s Prospectus and restated in Exhibit E hereto (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; collectively, “Baskets”). Creation Baskets are offered only pursuant to the most recent registration statement of the Trust with respect to a Fund, as declared effective by the Securities and Exchange Commission (the “SEC”) and as the same may be amended from time to time thereafter (collectively, the “Registration Statement”). Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets or Redemption Baskets.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the relevant Prospectus. To the extent there is a conflict between any provision of this Agreement other than the indemnities provided in Section 10 and the provisions of a Prospectus, the provisions of the Prospectus shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement.

To place an order for the creation or redemption of one or more Baskets (except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold), an Authorized Participant must follow the procedures for creation and redemption referred to in Section 4 of this Agreement and attached to this Agreement as Exhibit B (the “Procedures”).

Exhibit B – Page 1

Section 2. Status and Obligations of Authorized Participant.

The Authorized Participant represents and warrants and covenants the following:

(a)    The Authorized Participant is a participant of the Depository Trust Company (“DTC”) (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b)    Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal law, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, including, but not limited to those applicable to securities transactions, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member) to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets. The Authorized Participant will not directly or indirectly offer or sell Shares in or from any state or jurisdiction where they may not lawfully be offered or sold.

(c)    If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder, and (iii) if the Authorized Participant is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, conduct its business in accordance with the spirit of the FINRA Conduct Rules, in each case to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets.

(d)    The Authorized Participant has written policies and procedures reasonably designed to comply with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), and the regulations promulgated thereunder.

(e)    The Authorized Participant has the capability to send and receive communications via an authenticated telecommunication facility to and from the Sponsor and its agents, Foreside Fund Services, LLC, the Custodian, Administrator and Transfer Agent. The Authorized Participant shall confirm such capability to the satisfaction of the Sponsor and the Distributor by the end of the Business Day (which shall mean any day other than a day when any of the NYSE Arca or the New York Stock Exchange is closed for regular trading) before placing its first order with the Distributor (whether such order is to create or to redeem Baskets). If required by the Distributor, the Administrator or the Custodian with respect to authorized telecommunications by telephonic facsimile, the Authorized Participant shall enter into a separate agreement with the Distributor, the Administrator or the Custodian, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile.

Exhibit B – Page 2

(f)    The Authorized Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any creation units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for the redemption the requisite number of fund shares, and that such fund shares have not been loaned or pledged to another party, and are not the subject of a repurchase agreement, securities lending agreement or any other agreement that would preclude the delivery of such fund shares to the Fund.

(g)    Because new Baskets can be created and Shares therein issued on an ongoing basis, at any point during the life of the partnership, a “distribution,” as such term is used in the 1933 Act, may be occurring with respect to resales of these Shares. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (as defined in Section 4). To the extent the Authorized Participant has distributed a preliminary Prospectus to prospective investors, if the Authorized Participant has been notified by the Sponsor of material changes made to that document as compared to the final Prospectus, the Authorized Participant shall give notice to any prospective investor who received the preliminary Prospectus of such material change prior to consummating a sale.

Section 3. NSCC.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Shares, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (the “DTC Process”).

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a DTC Participant, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions consistent with the instructions issued by the Authorized Participant to the Transfer Agent. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

Exhibit B – Page 3

Section 4. Orders.

(a) All orders to create or redeem Baskets (except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold) shall be made in accordance with the terms of the Prospectus, this Agreement and the Procedures. Each party will comply with such foregoing terms to the extent applicable to it. The Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets and the Authorized Participant will comply with such procedures. The Authorized Participant hereby consents to the use of recorded telephone lines; provided that the Sponsor shall promptly provide or request from the recording party copies of recordings of any such calls to the Authorized Participant upon reasonable request by the Authorized Participant unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The Sponsor shall take such actions as reasonably necessary to satisfy Authorized Participant’s reasonable request for copies of recordings.

(b) The Authorized Participant acknowledges and agrees it is acting solely as principal and not on behalf of any party for which it is acting (whether such party is a customer or otherwise), and that each order to create a Basket or Baskets (a “Purchase Order”) and each order to redeem a Basket or Baskets (a “Redemption Order,” and each Purchase Order and Redemption Order, an “Order”) may not be withdrawn by the Authorized Participant.

(c) The Sponsor acting by itself or through the Administrator or the Distributor shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (as defined in Section 6) if:

(i)   the Sponsor determines that, due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time;

(ii)  it is determined by the Sponsor or the Distributor not to be in proper form;

(iii)    the Sponsor believes that acceptance would have adverse tax consequences to the Fund or its shareholders;

(iv)    the acceptance or receipt of a Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

(v)   circumstances outside the control of the Sponsor, the Distributor or the Custodian make it for all practical purposes not feasible to process creations of Creation Baskets.

None of the Sponsor, the Distributor or the Custodian shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d) The Sponsor acting by itself or through the Administrator or the Distributor may, in its sole discretion, reject any Redemption Order if:

(i)   it is determined by the Sponsor or the Distributor not to be in proper form;

(ii)  the fulfillment of which its counsel advises might be unlawful; or

Exhibit B – Page 4

(iii)   as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the minimum number of Shares as stated in a Fund’s Prospectus or otherwise displayed in Exhibit E.

(e)   The Sponsor may reject a previously placed Purchase Order or a Redemption Order at any time prior to the Order Cut-off Time, if in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its shareholders.

Section 5. Fees.

In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Sponsor shall charge, and the Authorized Participant shall pay to the Sponsor, the transaction fee (the “Transaction Fee”) prescribed in the Prospectus applicable to such creation or redemption and restated in Exhibit E hereto. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

Section 6. Authorized Persons.

Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Sponsor and the Administrator, notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit C setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor or the Administrator may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Sponsor and the Transfer Agent, and such notice shall be effective upon receipt by the Sponsor.

Section 7. Creation Procedures.

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Baskets of a Fund in accordance with this Agreement and the Procedures. Purchase Orders must be placed by the time specified in the applicable Prospectus and restated in Exhibit E hereto (the “Order Cutoff Time”) or the close of regular trading on the New York Stock Exchange, whichever is earlier, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets of a Fund on the first day the Baskets of that Fund are to be offered and sold, when such orders shall be placed by 9:00 AM New York time on the day agreed to by the Sponsor and the Authorized Participant. The day on which the Distributor receives a valid Purchase Order is the Purchase Order Date. By placing a Purchase Order, an Authorized Participant agrees to deposit cash as determined by the Sponsor with the Custodian of the Fund. Failure to consummate such a deposit shall result in the cancellation of the Order.

Prior to the delivery of Baskets for a Purchase Order, the Authorized Participant must also have submitted via CNS the non-refundable transaction fee due for the Purchase Order.

Exhibit B – Page 5

The total deposit required to create each basket (“Creation Basket Deposit”) will be an amount of cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the Purchase Order is properly received as the number of Shares to be created under the Purchase Order is in proportion to the total number of Shares outstanding on the date the Purchase Order is received. The Sponsor, through the Transfer Agent, shall notify the Authorized Participant of the amount of cash to be included in deposits to create Baskets by e-mail or telephone correspondence and such amount is available via the applicable Fund’s website.

An Authorized Participant who places a Purchase Order is responsible for transferring to the Fund’s account with the Custodian the required amount of cash by the end of the next Business Day following the Purchase Order Date (T+1) or as agreed to by the Authorized Participant, Sponsor, Distributor and Transfer Agent in advance of when the Purchase Order is placed. Upon receipt of the deposit amount, the Administrator will cause DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account.

Section 8. Redemption Procedures.

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Redemption Baskets of a Fund in accordance with this Section 8 and the Procedures. Redemption Orders must be placed by the applicable Order Cutoff Time or the close of regular trading on the New York Stock Exchange, whichever is earlier. A Redemption Order so received is effective on the date it is received in satisfactory form by the Transfer Agent. The day on which the Transfer Agent receives a valid Redemption Order is the “Redemption Order Date”. By placing a Redemption Order, an Authorized Participant agrees to deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian not later than the end of next Business Day following the effective date of the Redemption Order (“Redemption Distribution Date”) or the end of such later Business Day as agreed to by the Authorized Participant and the Transfer Agent in advance of when the Redemption Order is placed. Failure to consummate such delivery shall result in the cancellation of the order. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Participant must also have submitted via CNS or such other means deemed acceptable by the Sponsor, the non-refundable Transaction Fee due for the Redemption Order.

The redemption distribution from a Fund consists of a transfer to the redeeming Authorized Participant of an amount of cash with a value that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the Redemption Order is properly received as the number of Shares to be redeemed under the Redemption Order is in proportion to the total number of Shares outstanding on the date the Order is received.

The redemption distribution due from the Fund is delivered to the Authorized Participant on the Redemption Distribution Date if the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by the end of such date, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account on such next Business Day. Any further outstanding amount of the Redemption Order shall be cancelled. The Authorized Participant will indemnify the Sponsor for any losses due to such cancellation, including, but not limited to, the difference in price of investments sold as a result of the Redemption Order and investments made to reflect that such order has been cancelled. Pursuant to instruction from the Sponsor, the Custodian may also deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account on the Redemption Distribution Date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor may from time to time determine.

Exhibit B – Page 6

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the Redemption Distribution Date, (1) for any period during which the NYSE Arca, Inc. is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, Inc. is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of shareholders. None of the Sponsor, the Distributor, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 9. Role of Authorized Participant.

(a)    The Authorized Participant acknowledges that, for all purposes of this Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Distributor, the Administrator, the Custodian or the Sponsor in any matter or in any respect.

(b)    The Authorized Participant will, to the extent reasonably practicable, make itself and its employees available, upon request, during normal business hours to consult with the Sponsor and the Administrator concerning the performance of the Authorized Participant’s responsibilities under this Agreement; provided that the Authorized Participant shall be under no obligation to divulge or otherwise discuss any information that the Authorized Participant believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited.

(c)    Notwithstanding the provisions of Section 9(b), the Authorized Participant will maintain records of all sales of Creation Baskets made by or through it and, upon reasonable request of the Sponsor, except if prohibited by applicable law and subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, will furnish the Sponsor with the names and addresses of the purchasers of such Creation Baskets and the number of Creation Baskets purchased if and to the extent that the Sponsor has been requested to provide such information to the Securities Exchange Commission, Financial Industry Regulatory Authority, or Internal Revenue Service (“Fund Regulators”). For the avoidance of doubt, all such information provided by the Authorized Participant shall be Confidential Information (as defined in Section 19) and shall not be used for any purpose other than to satisfy requests of Fund Regulators.

Exhibit B – Page 7

(d)    The Trust may from time to time be obligated to deliver prospectuses, proxy materials, annual or other reports of a Fund or other similar information (“Fund Documents”) to the Fund’s shareholders. The Authorized Participant agrees (i) subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, to reasonably assist the Sponsor in ascertaining certain information regarding sales of Creation Baskets made by or through the Authorized Participant that is necessary for the Trust to comply with such obligations upon written request of the Sponsor or (ii) in lieu thereof, and at the option of the Authorized Participant, the Authorized Participant may undertake to deliver Fund Documents to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Trust of sufficient quantities of such Fund Documents to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne by the Sponsor in accordance with usual custom and practice in respect of such communications. The Sponsor agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except to the extent necessary for the Fund to meet its regulatory requirements as set forth in Section 8(c) and in this Section 8(d) of the Agreement.

Section 10. Indemnification.

(a)   Indemnification of Authorized Participant. The Sponsor agrees to indemnify, defend and hold harmless the Authorized Participant, its partners, stockholders, members, directors, officers, employees, affiliates, agents and any person who controls such persons within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each a “Sponsor Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the Authorized Participant or any such person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(1)    any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus and the Prospectus as amended or supplemented) or any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Authorized Participant furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in such Registration Statement;

(2)    any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any representation or warranty contained in this Agreement;

(3)    the failure by the Sponsor, the Trust or their respective agents to perform when and as required, any agreement, obligation, duty or covenant contained herein; or

(4)    the failure by the Sponsor, the Trust or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to transactions in and activities with respect to Baskets.

Exhibit B – Page 8

In no case is the indemnity of the Sponsor in favor of the Authorized Participant and such other persons as are specified in this Section 10(a) to be deemed to protect the Authorized Participant and such persons against any liability to the Sponsor or the Fund to which the Authorized Participant would otherwise be subject by reason of willful misconduct, fraud, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against a Sponsor Indemnified Person or any such person in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, such Sponsor Indemnified Person shall promptly notify the Sponsor in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor or the Trust from any liability which it may have to the Sponsor Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Sponsor Indemnified Person shall have the right to employ its own counsel in any such case and the fees and expenses of such counsel shall be borne by the Sponsor and the Trust and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Sponsor Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. A Sponsor Indemnified Person shall give the Sponsor reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Sponsor pursuant to this Section 10(a), provided, however that the omission to so notify the Sponsor shall not relieve the Sponsor or the Trust from any liability which it may have to the Sponsor Indemnified Person.

(b)    The Authorized Participant agrees to indemnify, defend and hold harmless each of the Trust, each Fund, the Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “AP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the AP Indemnified Person may incur as a result of or in connection with any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

The Authorized Participant will also indemnify each AP Indemnified Person from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such AP Indemnified Person may incur as a result of or in connection with any actions of an AP Indemnified Person in accordance with any instructions by the Authorized Participant except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of an AP Indemnified Person. In no case is the indemnity of the Authorized Participant in favor of each AP Indemnified Person to be deemed to protect the AP Indemnified Person and such persons against any liability to the Authorized Participant to which the AP Indemnified Person would otherwise be subject by reason of willful misconduct, fraud, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

Exhibit B – Page 9

If any Proceeding is brought against an AP Indemnified Person, such AP Indemnified Person shall promptly notify the Authorized Participant in writing of the institution of such Proceeding; provided, however, that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to such AP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The AP Indemnified Person shall have the right to employ its own counsel and the fees and expenses of such counsel shall be borne by the Authorized Participant and paid as incurred (it being understood, however, that the Authorized Participant shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the AP Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. An AP Indemnified Person shall give the Authorized Participant reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Authorized Participant pursuant to this Section 10(b), provided, however that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to the AP Indemnified Person.

(c)    The indemnity agreements contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the Sponsor, the Trust, their partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Shares. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

Section 11.

(a)   Limitation of Liability.

None of the Sponsor, the Authorized Participant, the Distributor, the Administrator, or the Custodian, shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

Exhibit B – Page 10

(b)   Tax Liability.

The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

(c)   Fund and Shareholder Liability

In accordance with Section 3.8 of the Trust Agreement, the parties hereto hereby agree and acknowledge that the Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. and the Trust has separately entered into this Agreement with respect to each Fund. Accordingly, the obligations of the Trust with respect to each Fund set forth in this Agreement are limited obligations with respect to each Fund and the parties hereto hereby agree to look solely to the assets of the particular Fund in satisfaction for payment in respect of any claim against or obligation of such Fund and not against the assets of the Trust generally or the assets of any other Fund or series of the Trust. Further, in accordance with Section 8.3(c) of the Trust Agreement, the parties hereto agree and acknowledge that this Agreement is not binding upon the Shareholders (as defined in the Trust Agreement) of the Trust individually but is binding only upon the assets and property of the applicable Funds as provided in the previous sentence and no recourse shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim arising under or relating to this Agreement.

Section 12. Acknowledgment.

The Authorized Participant acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document.

Section 13. Effectiveness and Termination.

Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Sponsor in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; or (iii) at such time as the Trust is terminated. Termination of this Agreement as to any Fund shall not constitute termination as to any other Fund unless notice is given specifically as to such other Fund.

Section 14. Marketing Materials; Representations Regarding Baskets; Identification in Registration Statement.

(a)    The Authorized Participant represents, warrants and covenants that, (i) without the written consent of the Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, in connection with any sale or solicitation of a sale of Baskets any representations concerning the Shares or the Sponsor, the Trust, a Fund or any AP Indemnified Person other than representations consistent with (A) the then-current Prospectus of the Fund, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Baskets, any AP Indemnified Person, the Trust or a Fund that is not consistent with the Fund’s then current Prospectus. Copies of the then-current Prospectus of the Funds and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

Exhibit B – Page 11

(b)    The Authorized Participant agrees to comply with the prospectus and disclosure delivery requirements of the federal securities laws. In connection therewith, the Authorized Participant will provide each prospective purchaser of a Fund with a copy of the Fund’s Prospectus.

(c)    The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor or its agent, the Distributor, may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to __________________ in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its agent, the Distributor. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d)    For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an Authorized Participant of a Fund at the Sponsor’s discretion (i) in any section of the Fund’s Prospectus included within the Registration Statement as may be required by the SEC and (ii) on the Fund’s website. Upon the termination of this Agreement as to any Fund, (i) during the period prior to when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and elects to file on Form S-3/S-1, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Fund and (ii) the Sponsor will promptly update a Fund’s website to remove any identification of the Authorized Participant as an authorized participant of the Fund.

Section 15. Certain Covenants of the Sponsor.

The Sponsor, on its own behalf and on behalf of the Trust, covenants and agrees:

(a)    to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and deliver or otherwise make available, at the expense of each Fund, to the Authorized Participant copies of such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers.

Exhibit B – Page 12

(b)    to notify the Authorized Participant when a revised, supplemented, or amended Prospectus is available and to deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers, provided that as a general matter the Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant on or before its effective date;

(c)    to deliver or caused to be delivered to the Authorized Participant upon the request of the Authorized Participant (i) at the time of filing of any pre-effective or post-effective amendment to the Registration Statement or a new Registration Statement filed to register additional Baskets in reliance on Rule 429 of the 1933 Act, if in any such case the Registration Statement or amendment includes or incorporates by reference financial information not previously included or incorporated by reference in a Registration Statement or amendment, and (iii) at the time of effectiveness of any such Registration Statement or amendment, letters dated such dates and addressed to the Authorized Participant, containing statements and information of the type ordinarily included in accountants’ letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

(d)    to deliver to the Authorized Participant (i) at the time of purchase of the initial Basket of a Fund by the Fund’s initial Authorized Participant, and (ii) if requested by the Authorized Participant, at the time of purchase of the first Basket of a Fund subsequent to the registration of additional Shares of the Fund, a certification by a duly authorized officer of the Sponsor in substantially the form attached hereto as Exhibit D. In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Participant;

(e)    to furnish directly or through the Administrator or the Distributor to the Authorized Participant, (i) at the time of purchase of the initial Basket of a Fund by the Fund’s initial Authorized Participant, and (ii) at the time of purchase of the first Basket of a Fund subsequent to the registration of additional Shares of the Fund, such documents and certificates in the form as reasonably requested; and

Section 16. Third Party Beneficiaries.

Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such AP Indemnified Person. Each Sponsor Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Sponsor, the Trust or their respective agents (including by bringing proceedings against the Sponsor, the Trust or their respective agents in its own name) to enforce any obligation of the Sponsor, the Trust or their agents under this Agreement which directly or indirectly benefits such Sponsor Indemnified Person.

Exhibit B – Page 13

Section 17. Force Majeure.

No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 18. Power of Attorney

(a)    The Authorized Participant, by virtue of its purchase of Shares in a Fund, irrevocably constitutes and appoints the Sponsor with full power of substitution, as the true and lawful attorney-in-fact and agent for the Authorized Participant in its capacity as a Unitholder of the Fund with full power and authority to act in the Authorized Participant’s name and on its behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(1)    Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(2)    Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(3)    The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Security pursuant to Section 3.6 of the Trust Agreement, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of the Trust Agreement.

(b)    The Power of Attorney granted to the Sponsor by the Authorized Participant in its capacity as a Unitholder:

(1)    Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Authorized Participant as Unitholder;

Exhibit B – Page 14

(2)    May be exercised by the Sponsor for the Authorized Participant by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(3)    Shall survive the delivery of an assignment by the Authorized Participant of the whole or any portion of its Shares, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by the Authorized Participant of its Shares that has otherwise been effectuated in accordance with the provisions of the Trust Agreement, the Prospectus, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

(c)    The Authorized Participant in its capacity as a Unitholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

(d)    The Power of Attorney granted to the Sponsor by the Authorized Participant in its capacity as a Unitholder shall not authorize the Sponsor to act on behalf of the Authorized Participant in its capacity as a Unitholder in any situation in which the Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by the Trust Agreement. In the event of any conflict between the Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, the Trust Agreement shall control.

Section 19. Miscellaneous.

(a)    Entire Agreement. This Agreement (including any schedules and exhibits attached hereto and thereto) contains all of the agreements among the parties hereto (and thereto) with respect to the transactions contemplated hereby (and thereby) and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(b)    Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

(c)    Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

(d)    Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

Exhibit B – Page 15

(e)   Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(1)	if to Sponsor or the Trust, to:

Hashdex Asset Management Ltd.

c/c Samir Kerbage
c/c: operations@hashdex.com, samir.kerbage@hashdex.com,
46 Oriole Ave
Bronxville, NY 10708

(2)	if to the Authorized Participant, to:

[please provide]

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

(g)  Governing Law; Jurisdiction.

(1)    All questions concerning the construction, interpretation and validity of this Agreement and all transactions hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Exhibit B – Page 16

(2)    Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

The provisions of this Section 17(g) shall survive any termination of this Agreement, in whole or in part.

(h)   No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor, the Trust or any Fund, on the one hand, and the Authorized Participant or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(i)   Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(j)      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(k)   Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(l)     Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) ”including” means “including, but not limited to.”

Section 20. Confidentiality.

(a)    The Sponsor and the Trust (the “Sponsor Parties”) and the Authorized Participant shall maintain in confidence, use only for the purposes provided for in this Agreement, and not disclose to any third party, without first obtaining the consent in writing of the Authorized Participant (in the case of disclosure by the Sponsor Parties) or the Sponsor (in the case of disclosure by the Authorized Participant), any and all Confidential Information (as defined below) receives from the other party; provided, however, that either such party may disclose Confidential Information received from the other such party to those of its internal and external representatives as may be necessary for such party to carry out its obligations under this Agreement.

Exhibit B – Page 17

“Confidential Information” shall mean all information or data of a party or its customers that is or becomes publicly known, other than as the result of a breach of this Section 19 by the Disclosing Party, or has been or is publicly disclosed by the other party;

(b)    Notwithstanding the provisions of this Agreement to the contrary, the Sponsor Parties shall have no liability to the Authorized Participant and the Authorized Participant shall have no liability to the Sponsor Parties for the disclosure or use of any Confidential Information of the other party if the Confidential Information:

(1)    is known to the party disclosing the Confidential Information (the “Disclosing Party”) at the time of disclosure other than as the result of a breach of this Section 19 by the Disclosing Party;

(2)   has been or becomes publicly known, other than as the result of a breach of this Section 19 by the Disclosing Party, or has been or is publicly by the other party;

(3)    is received by Disclosing Party after the date of this Agreement from a third party (unless such third party breaches an obligation of confidentiality to the other party); or

(4)    is required to be disclosed by law or similar compulsion or in connection with any legal proceeding or request for information on behalf of a governmental authority or self-regulatory organization, provided that the Disclosing Party shall promptly inform the other party in writing of such requirement and that such disclosure shall be limited to the extent so required.

(c)    The parties recognize and acknowledge that a breach or threatened breach by a party of the provisions of this Section 19 may cause irreparable and material loss and damage to a Sponsor Party or the Authorized Participant, as the case may be, which cannot be adequately remedied at law and that, accordingly, in addition to, and not in lieu of, any damages or other remedy to which a non-breaching party may be entitled, the issuance of an injunction or other equitable remedy (without the requirement that a bond or other security be posted) is an appropriate remedy for the non-breaching party for any breach or threatened breach of the obligations set forth in this Section 19.

(d)    The Sponsor Parties and the Authorized Participant agree that they will use the same degree of care, but no less than a reasonable degree of care, in safeguarding the Confidential Information of the Authorized Participant and the Sponsor Parties, respectively, as they use for their own Confidential Information of a similar nature. The Sponsor Parties shall promptly notify the Authorized Participant in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of the Authorized Participant that may come to the attention of a Sponsor Party. The Authorized Participant shall promptly notify the Sponsor Parties in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of a Sponsor Party that may come to the attention of the Authorized Participant.

Exhibit B – Page 18

(e)    Upon the termination of this Agreement, if requested in writing by a Sponsor Party or the Authorized Participant, the Sponsor Parties and the Authorized Participant shall, at the option of each and to the extent permitted by law, promptly destroy or return to the Authorized Participant and the Sponsor, respectively, all Confidential Information received from the Authorized Participant and the Sponsor Parties, all copies and extracts of such Confidential Information and all documents or other media containing any such Confidential Information.

Exhibit B – Page 19

IN WITNESS WHEREOF, the Authorized Participant and the Sponsor have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

HASHDEX ASSET MANAGEMENT LTD., on behalf of itself and
as Sponsor of each Fund of Hashdex Commodities Trust

By:

Name:

Title:

Address:

Telephone:

[AUTHORIZED PARTICIPANT]

By:

Name:

Title:

CRD

No.:

Address:

Telephone:

Accepted by:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title: Senior Vice President

Accepted by:

U.S. BANCORP FUND SERVICES, LLC

By:

Name:

Title: Executive Vice President

Exhibit B – Page 20

EXHIBIT A

HASHDEX COMMODITIES TRUST

LIST OF SERIES

Hashdex Bitcoin ETF

Exhibit B – Page 21

EXHIBIT B

TO AUTHORIZED PURCHASER AGREEMENT FOR

HASHDEX COMMODITIES TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Exhibit B to the Authorized Purchaser Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Hashdex Commodities Trust in Creation Units of each Fund and a (2) Redemption Order for the redemption of Shares of Hashdex Commodities Trust in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Exhibit B, have the meanings attributed to them in the Authorized Purchaser Agreement or the Prospectus.

An Authorized Purchaser is required to have signed the Authorized Purchaser Agreement. Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Purchaser, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Purchaser. This will allow an Authorized Purchaser through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of a Fund of Hashdex Commodities Trust.

Exhibit B – Page 22

EXHIBIT B – PART A

TO AUTHORIZED PURCHASER AGREEMENT FOR

HASHDEX COMMODITIES TRUST

TO PLACE A PURCHASE ORDER FOR CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF HASHDEX COMMODITIES TRUST:

1.	PLACING A PURCHASE ORDER.

The Authorized Purchaser (“AP”) submitting an order to create shall submit such orders containing the information required by the Transfer Agent in the following manner: (a) in writing transmitted by facsimile (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (c) by telephone to the Administrator at the Transfer Agent according to the procedures set forth below. The order so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT IF THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

To begin a telephonic Purchase Order, the Authorized Purchaser (“AP”) must telephone Administrator or such other number as the Distributor designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the Administrator before the applicable Order Cutoff Time. Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the Administrator. If the AP affirms that Purchase Order has been taken correctly, the Administrator will issue a confirmation number to the AP. All orders may also be placed by the AP via the web by the times described above.

A Fund’s Order Cutoff Time will not be later than 5:30 p.m. Eastern Standard Time. Purchase Orders for the Funds, if accepted, will receive the next Business Day’s NAV per Creation Unit if submitted before the applicable Order Cutoff Time.

PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CANNOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH THE ADMINISTRATOR. FOR CALLS THAT ARE PLACED BEFORE THE ORDER CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUTOFF TIME WILL NOT BE ANSWERED BY THE ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED.

Exhibit B – Page 23

2.	RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the Order Cutoff Time, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff time on the Business Day that the Purchase Order is received. Once the Purchase Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send that Purchase Order to the Administrator.

3.	QUALITY ASSURANCE.

After a confirmation number is issued by the Administrator to the AP, the AP will fax a written version of the Purchase Order to the Administrator. Upon receipt, the Administrator should immediately telephone the AP if the Administrator believes that the Purchase Order has not been completed correctly by the AP. In addition, the Administrator will telephone the AP if the Administrator is in non-receipt of the Purchase Order Form within 15 minutes after the Purchase Order has been called into the Administrator.

4.	REJECTING OR SUSPENDING PURCHASE ORDERS.

The Sponsor or the Distributor reserve the absolute right to reject acceptance of a Purchase Order if: (i) the Sponsor determines that, due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time; (ii) it is determined by the Sponsor or the Distributor not to be in proper form; (iii) the Sponsor believes that acceptance would have adverse tax consequences to the Fund or its shareholders; (iv) the acceptance or receipt of a Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or (v) if circumstances outside the control of the Sponsor, the Distributor or the Custodian make it for all practical purposes not feasible to process creations of Creation Baskets.

The Distributor shall notify the AP of a rejection or revocation of any Purchase Order. The Distributor is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Distributor or the Trust incur any liability for the failure to give any such notification. The Trust and Distributor may not revoke a previously accepted Purchase Order, as defined in Section 2 of this Part.

The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

Exhibit B – Page 24

5.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process :

(1)   Except as provided below, the securities in the Creation Basket Deposit (“Deposit Securities”) of any domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Domestic Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the cash component of the Creation Basket Deposit (the “Cash Component”), together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The “Domestic Contractual Settlement Date” is the next Business Day following the Purchase Order Date (T + 1) or such later Business Day, not to exceed two Business Days after the Purchase Order Date, as agreed to between the AP and the Transfer Agent when the Purchase Order is placed. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

(2)    The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security with respect to any domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process, additional cost, if any, to acquire the omitted securities will be at the expense of the AP.

(3)    Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b)	Outside the CNS Clearing Process :

(1)    Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required Deposit Securities (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall will cause the delivery of the Creation Unit of Shares.

(2)    The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a “cash in lieu” amount will be accepted, the Distributor or Transfer Agent will notify the AP and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

Exhibit B – Page 25

(3)    In the event that a Creation Basket Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that Trust, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6.	CASH PURCHASES.

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase or where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Security, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trust’s brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay an additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares

7.	CUSTOM BASKETS.

The Trust has developed procedures for the creation and redemption of Creation Baskets and Redemption Baskets using Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket to the Transfer Agent and the Trust in connection with a Purchase Order or Redemption Order rather than the basket of Deposit Securities published by NSCC together with the Cash Component, any cash in lieu amounts and any other cash fees, the Distributor, the Sponsor, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket at or prior to the time the AP calls with its Purchase Order or Redemption Order and the AP must agree to deliver or receive the Custom Basket in connection with the creation or redemption. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket.

Exhibit B – Page 26

EXHIBIT B -- PART B

TO AUTHORIZED PURCHASER AGREEMENT FOR

HASHDEX COMMODITIES TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF HASHDEX COMMODITIES TRUST:

1.	PLACING A REDEMPTION ORDER.

The AP submitting a request to redeem shall submit such requests containing the information required by the Transfer Agent in the following manner: (a) in writing transmitted by facsimile; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below. The request so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT IF THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange, the Chicago Board of Trade and the New York Stock Exchange are open for trading. Redemption Orders may only be made in whole Creation Units of Shares of each Fund. To begin a telephonic Redemption Order, the AP must telephone the Administrator. This telephone call must be made by an Authorized Person of the AP and answered by the Administrator before the applicable Order Cutoff Time. Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Fund. After the AP has placed the Redemption Order, the Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the Administrator. If the AP affirms that Redemption Order has been taken correctly, the Administrator will issue a confirmation number to the AP.

A Fund’s Order Cutoff Time will not be later than 5:30 PM Eastern Standard Time. Redemption Orders for the Funds, if accepted, will receive the next Business Day’s NAV per Creation Unit if submitted before the applicable Order Cutoff Time.

Exhibit B – Page 27

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CANNOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH AN ADMINISTRATOR. FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED BY STAFF AT OR AFTER THE CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED.

2.	RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed telephone Redemption Order is received by the Transfer Agent from the AP on behalf of itself or another redeeming investor by the Order Cutoff Time, the Transfer Agent will accept the Redemption Order on behalf of the Trust. Once the Redemption Order has been accepted by the Transfer Agent, the Transfer Agent will sign or time-stamp the order and send the Redemption Order to the Distributor, and the Distributor and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Business Day the Redemption Order is received.

3.	QUALITY ASSURANCE.

(a) After a confirmation number is issued by the Administrator to the AP, the AP will fax a copy of the Redemption Order to the Administrator. Upon receipt, the Administrator should immediately telephone the AP, if the Administrator believes that the Redemption Order has not been completed correctly by the AP. In addition, the Administrator will telephone the AP if the Administrator is in non-receipt of the Redemption Order Form within 15 minutes after the Redemption Order has been called into the Administrator.

4.	REJECTING OR SUSPENDING REDEMPTION ORDERS.

The Sponsor or the Distributor reserve the absolute right to reject acceptance of a Redemption Order if:

(i)  it is determined by the Sponsor or the Distributor not to be in proper form;

(ii)   the fulfillment of which its counsel advises might be unlawful; or

(iii)    as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares as otherwise stated in a Fund’s Prospectus and displayed on Exhibit E to this agreement.

5.	TAKING DELIVERY OF REDEMPTION SECURITIES.

The securities constituting the in-kind portion of a redemption distribution (the “Redemption Securities”) will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions (see Part C of this Exhibit B). An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to the Administrator and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Redemption Securities will be delivered. Redemptions of Shares for Redemption Securities will be subject to compliance with applicable U.S. federal and state securities laws.

Exhibit B – Page 28

6.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process:

(1)    Except as provided below, the Shares of any Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian of any Fund on or before the Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date, the Cash Component less the applicable Transaction Fee. The “Contractual Settlement Date” with respect to redemptions is the date upon which all of the required Shares must be delivered to the Trust and the Redemption Securities, any cash in lieu amounts and Cash Component less any fees are delivered by the Trust to the AP ordinarily on the first Business Day following the Redemption Order Date (T+1) or as agreed to by the Authorized Purchaser, Sponsor, Distributor and Transfer Agent in advance of when the Redemption Order is placed. Except as provided in the next two paragraphs, the Redemption Securities and any cash component will be delivered concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC’s CNS system.

(2)    The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Redemption Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). Any settlement outside the CNS Clearing Process may be subject to additional requirements and fees as discussed in the Prospectus.

(3)    If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by the end of the settlement date, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the Fund’s DTC account on such next Business Day. Any further outstanding amount of the Redemption Order shall be cancelled. Pursuant to instruction from the Sponsor, the Trust may deliver the redemption distribution notwithstanding a deficiency in a Redemption Basket in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request.

Exhibit B – Page 29

(b)	Outside the CNS Clearing Process:

(1)    Deliveries of redemption distributions by the Funds generally will be made by the end of the next Business Day or as agreed to by the Authorized Purchaser, Sponsor, Distributor and Transfer Agent in advance.

(2)    Except as provided in the next two paragraphs, the Deposit Securities will not be delivered until the transfer of good title to the Trust of the required Redemption Baskets of Shares has been completed. When the Custodian confirms that the required Shares (or, when permitted in the sole discretion of the Trust, the cash collateral) have been received by the account, the Custodian will cause the delivery of the Redemption Securities.

(3)    The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Redemption Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a “cash in lieu” amount will be delivered, the Distributor will notify the AP and the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust. The AP may also elect to replace any Redemption Securities with a “cash in lieu” amount to the extent that the AP is not authorized to purchase the particular Redemption Securities from the Fund or is not able to sell the particular Redemption Securities in the secondary market, consistent with restrictions in applicable law or the AP’s internal policies and procedures.

(4)    In the event that the number of Shares is insufficient on the Contractual Settlement Date, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. When making a Redemption Order, the Authorized Person understands and agrees that in the event Shares are not transferred to the Fund in accordance with the terms of the Prospectus, such Redemption Order may be rejected by the Fund and the Authorized Person will be solely responsible for all costs and losses and fees incurred by the Fund, Transfer Agent or the Distributor related to such rejected Redemption Order.

7.	CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

8.	STANDING REDEMPTION INSTRUCTIONS.

Part C to this Exhibit B contains the AP’s Standing Redemption Instructions, which include information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.

Exhibit B – Page 30

EXHIBIT B -- PART C

TO AUTHORIZED PURCHASER AGREEMENT FOR

HASHDEX COMMODITIES TRUST

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which Hashdex Commodities trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number:

Exhibit B – Page 31

EXHIBIT C

TO AUTHORIZED PURCHASER AGREEMENT FOR

HASHDEX COMMODITIES TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS

OF THE AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:
Title:
Signature:

Name:
Title:
Signature:

The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP pursuant to the Agreement by and between Hashdex Commodities Trust, Hashdex Asset Management Ltd. and _______________________ as AP dated [date] and that their signatures set forth above are their own true and genuine signatures.

In witness whereof, the undersigned has hereby set his/her hand and the seal of [company].

Date:
[name, title]

Exhibit B – Page 32

EXHIBIT D

TO AUTHORIZED PURCHASER AGREEMENT FOR

HASHDEX COMMODITIES TRUST

OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of Hashdex Asset Management Ltd., a Cayman Islands investment manager (the “Sponsor”), and pursuant to Section 15(d) of the Hashdex Commodities Trust Authorized Purchaser Agreement (the “Agreement”), dated as of _____________________, by and among the Sponsor, Hashdex Commodities Trust and [Authorized Participant], (“the Authorized Participant”), hereby certifies that:

1.      Each of the following representations and warranties of the Sponsor is true and correct in all material respects as of the date hereof:

(a)    the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement or such Prospectus;

(b)    the Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware and each Fund has been duly established as a series of the Trust, as described in the Registration Statement and the Prospectus, and as described in the Prospectus, and is authorized to issue and deliver, or to instruct the Distributor to issue and deliver, the Baskets to the Authorized Participant as described in the Prospectus;

(c)    the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(d)    the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

Exhibit B – Page 33

(e)    the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(f)    the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(g)    the Sponsor is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness to which the Sponsor is a party or by which the Sponsor or any of its properties may be bound or affected, and the execution, delivery and performance of the Agreement, the issuance and sale of Shares to the Authorized Participant hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which, respectively, the Sponsor or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor;

(h)    no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Sponsor, the Trust or a Fund in connection with the issuance and sale of Creation Baskets to the Authorized Participant hereunder or the consummation by the Sponsor or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered;

(i)    except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of any Fund, and (ii) no person has the right to act as an underwriter to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Trust to register under the 1933 Act any other equity interests of a Fund, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

Exhibit B – Page 34

(j)    each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; the Sponsor is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor;

(k)   all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(l)     except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Sponsor or the Trust, or (to the extent that is or could be material in the context of the offering and sale of the Baskets to the Authorized Participant) any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(m)   independent external auditor, whose report on the audited financial statements of each Fund is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(n)   the audited financial statement(s) of any Fund included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of such Fund as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and each of the Funds do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(o)    to the reasonable belief of the Sponsor, each Fund is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(p)   (i) except as set forth in the Registration Statement and the Prospectus, the Sponsor and the Fund own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”);

(ii)  except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Sponsor or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or a Fund;

Exhibit B – Page 35

(iii)    to the knowledge of the Sponsor or the Trust, there is no infringement by third parties of any Intellectual Property owned or licensed to the Sponsor or a Fund;

(iv)     to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others challenging the Sponsor’s or a Fund’s rights in or to any Intellectual Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(v)    to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property;

(vi)   to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others that the Sponsor or a Fund infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(vii)   to the knowledge of the Sponsor or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed to the Sponsor or a Fund; and

(q)   all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to a Fund as of the date of this Certificate;

(r)   the Sponsor has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or any other party to any such contract or agreement;

(s)   on behalf of each Fund, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder); such disclosure controls and procedures are designed to ensure that material information relating to each Fund is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of each Fund, the Sponsor has disclosed to the Funds’ auditors when and to the extent required: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect a Fund’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in a Fund’s internal controls;

(t)   any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and

Exhibit B – Page 36

(u)    neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of a Fund to facilitate the sale or resale of the Shares.

For purposes hereof, the term “Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time up to the date hereof, and the term “Prospectus” shall mean the Prospectus as amended or supplemented from time to time up to the date hereof.

2.   Each of the obligations of the Sponsor to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Sponsor on or before the date hereof, has been duly performed and complied with in all material respects. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have hereunto, on behalf of the Sponsor, subscribed my name this ___ day of ________, ____.

By:
Name:
Title: Director of Hashex Asset Management Ltd.

Exhibit B – Page 37

EXHIBIT E

CREATION AND REDEMPTION BASKETS

SHARE REQUIREMENTS, FEES

AND ORDER CUTOFF TIMES

Effective [  ]

The size of the Basket for the Fund is set forth in the Prospectus for the Fund. For the Hashdex Bitcoin ETF (“DEFI”) Baskets is 10,000 shares.

The amount of the “Transaction Fee” provided for in Section 5 of this Agreement for the Fund is set forth in the Prospectus for the Fund. As of the date referenced above, the Transaction Fees are as set forth below:

DEFI (10,000 units per basket)
Creation Fee	$300 per order
Redemption Fee	$300 per order

As of the date of this agreement, the Order Cutoff Time for the Hashdex Bitcoin ETF is 3:00 PM New York time.

These Basket sizes and Transaction Fees may be adjusted from time to time as set forth in the Prospectus without amending this Exhibit E.

There are a minimum number of baskets and associated shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more redemptions until there has been a creation basket. As of the date above, the minimum levels are as follows:

DEFI: 50,000 shares representing 5 baskets

Exhibit B – Page 38

EXHIBIT C

FORM OF INSTRUMENT ESTABLISHING SERIES OR CLASS

HASHDEX ASSET MANAGEMENT LTD.

(a Cayman Islands investment manager)

Instrument Establishing New Series of Hashdex Commodities Trust

[DATE]

WHEREAS, Section 3.2(b) of the First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) of Hashdex Commodities Trust (the “Trust”) provides that new series of the Trust may be established and designated upon the execution by Hashdex Asset Management Ltd. (the “Company”), the Trust’s sponsor, of an instrument setting forth such establishment and designation and the relative rights and preferences of such series;

NOW, THEREFORE, BE IT RESOLVED that, in consideration of the foregoing, the Company hereby establishes and designates the following [●] new series of the Trust (each a “Fund” and, collectively, the “Funds”):

[●]; and

FURTHER RESOLVED, that each Fund shall have the rights and preferences of a Fund under the Trust Agreement, including, without limitation, that each Fund shall own those assets specified in Section 3.7 of the Trust Agreement and be subject to the liabilities specified in Section 3.8 of the Trust Agreement.

Executed by the undersigned, the Director of HASHDEX ASSET MANAGEMENT LTD., as of the date first written above.

HASHDEX ASSET MANAGEMENT LTD.:

By:
[ ]
Director of Hashdex Asset Management Ltd.

Exhibit C – Page 1